Portions of this Exhibit 10.2 have been omitted based upon a request for confidential treatment. This Exhibit 10.2, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Exhibit 10.2

Execution Version

LOAN AGREEMENT (2013)
between
REPUBLIC AIRLINE INC.
and
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME
Dated as of July 2, 2013

NYDOCS01/1266448.20

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SECTION 8.	EVENTS OF DEFAULT	31
8.1	Events of Default	31
8.2	Rescission of Acceleration	33
SECTION 9.	MISCELLANEOUS	33
9.1	Amendments and Waivers	33
9.2	Notices	33
9.3	No Waiver; Cumulative Remedies	34
9.4	Survival of Representations and Warranties	35
9.5	Successors and Assigns	35
9.6	[Reserved]	40
9.7	Contractual Currency	40
9.8	Severability	41
9.9	Integration	41
9.10	GOVERNING LAW	41
9.11	Submission to Jurisdiction; Waivers	41
9.12	Waiver of Immunities	42
9.13	WAIVERS OF JURY TRIAL	42
9.14	Confidentiality	42
9.15	Payment of Expenses and Costs	43
9.16	General Indemnity	44
9.17	Instruction to Security Trustee	48
9.18	Right of Set-off	48
9.19	Notices, Instructions, Consents, Execution and Waiver	49
9.20	Execution of Financing Statements	50
9.21	Registrations with the International Registry	50

ANNEXES
Annex A:	Defined Terms
Annex B-1:	Form of Note A
Annex B-2:	Form of Note B
EXHIBITS
Exhibit A-1:	Form of Opinion of Special New York Counsel for the Borrower and Guarantor for the Initial Relevant Closing
Exhibit A-2:	Form of Opinion of Special New York Counsel for the Borrower and Guarantor for Each Subsequent Relevant Closing
Exhibit B:	Form of Opinion of Special FAA Counsel
Exhibit C:	Form of Opinion of Special New York Counsel for the Lender
Exhibit D:	Form of Opinion of Counsel to the Manufacturer
Exhibit E:	Form of Opinion of Counsel to the Security Trustee
Exhibit F:	Form of Deregistration Power of Attorney

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LOAN AGREEMENT (2013), dated as of July 2, 2013, between REPUBLIC AIRLINE INC., an Indiana corporation (the “Borrower”), and AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL - FINAME, a Brazilian Federal public company, with its main offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida República do Chile, No. 100-18 andar, registered in the General Register of Taxpayers under the number 33.660.564/0001-00 (the “Lender” or “FINAME”).
WHEREAS, Republic and Embraer S.A. (the “Manufacturer”) have entered into the Purchase Agreement pursuant to which the Manufacturer has agreed to manufacture and sell to Republic, and Republic has agreed to purchase and take delivery, of, among other things, up to 47 ERJ 175 (certification designation and shown on the FAA records as ERJ 170-200LR) jet aircraft each equipped with two General Electric model CF34-8E5 engines;
WHEREAS, reference is hereby made to the recitals of the Funding Agreement for the purposes of this Agreement; and
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS
1.1    Definitional Provisions. (a)  Unless otherwise specified herein or therein, all capitalized terms used in this Agreement, the Notes or any certificate or other document made or delivered pursuant hereto shall have the meanings set forth in Annex A hereto.
(b)    As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower (and its Subsidiaries, if applicable), to the extent not otherwise defined, shall have the respective meanings given to them under GAAP.
(c)    The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    References to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Operative Agreements.
(f)    References to agreements shall include such agreements as amended, modified or supplemented.

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1.2    Bankruptcy Default.
For purposes of each Operative Agreement, the occurrence and continuance of a Bankruptcy Event shall not be deemed to prohibit the Borrower from taking any action or exercising any right that is conditioned on no Bankruptcy Default, Default or Event of Default having occurred and be continuing if such Bankruptcy Default, Default or Event of Default consists solely of the institution of reorganization proceedings with respect to Borrower under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have entered into a Section 1110 Agreement and thereafter shall have continued to perform its obligations thereunder and under the Operative Agreements so that it is entitled to retain possession of the Aircraft in accordance with Section 1110.

SECTION 2.	AMOUNTS AND TERMS OF LOANS
2.1    Procedure for Borrowing. If Borrower shall have given a Notice of Borrowing with respect to an Aircraft pursuant to and in accordance with Section 2.3(a) of the Funding Agreement and the Relevant Borrowing Date specified in such Notice of Borrowing has not been delayed or cancelled pursuant to Section 2.3(b) or (c) of the Funding Agreement, then on such Relevant Borrowing Date the Lender shall make the advance with respect to the Relevant Loan for such Aircraft to the Borrower in Dollars in an amount equal to the Applicable Percentage of the Relevant Net Aircraft Cost of such Aircraft (or such lesser amount as Borrower shall request in the applicable Notice of Borrowing) but not to exceed the Loan A Commitment (the “Relevant Advance”), and the Borrower shall issue to the Lender to evidence its obligation to repay the Relevant Loan (i) Relevant Note A in the original principal amount equal to such Relevant Advance and (ii) Relevant Note B in the original principal amount equal to the Relevant Export Credit Guarantee Loan. The closing of the Relevant Loan for an Aircraft (the “Relevant Closing”) shall take place no later than 12:30 P.M., Rio de Janeiro time, on the Relevant Borrowing Date at the offices of Hughes Hubbard & Reed LLP, New York, New York, or at such other time and place as the parties hereto shall have agreed in writing.
The Lender shall make a Relevant Loan on the Relevant Borrowing Date to the Borrower by transferring in the Brazilian Currency Equivalent (as hereinafter defined) (i) the amount of the Relevant Advance with respect to such Relevant Loan in immediately available funds to the Manufacturer in payment of the Relevant Net Aircraft Cost for the applicable Aircraft and (ii) the amount of the Relevant Export Credit Guarantee Loan with respect to such Relevant Loan to the Export Credit Guarantor in payment of the premium for the applicable Aircraft. Such Relevant Loan may be made during banking hours in Rio de Janeiro on the date of the Relevant Closing; provided that the Lender irrevocably agrees to make such Relevant Loan at the time of the Relevant Closing. The “Brazilian Currency Equivalent” of the amount of the Relevant Loan denominated in Dollars means an amount in the legal currency of Brazil computed by multiplying such Dollar amount by the Central Bank of Brazil’s last available PTAX bid rate of Exchange of Dollars for REAIS preceding the Relevant Borrowing Date.
As a condition precedent to the obligation of the Lender to advance each Relevant Advance, the Borrower shall pay, at least two Business Day prior to the Relevant Closing, to the Lender (directly and not through the Security Trustee) the Structuring Fee then due and payable

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pursuant to Section 2.2(b) of the Funding Agreement. The Borrower shall pay a Commitment Fee on the dates specified in Section 2.2(a) of the Funding Agreement. The Borrower shall wire to the Lender the Initial Principal Payment with respect to each Relevant Loan prior to the Relevant Closing for such Relevant Loan.
2.2    Terms of Repayment of Each Relevant Loan; Interest; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender (i) the principal amount of and interest on each Relevant Loan A in installments consisting of principal and interest as determined pursuant to Section 2.4(c) of the Funding Agreement, each such installment to be payable on the respective Payment Date set forth on Schedule 1 to the Relevant Note A and (ii) the principal amount of and interest on each Relevant Export Credit Guarantee Loan in installments consisting of principal and interest as determined pursuant to Section 2.4(c) of the Funding Agreement, each such installment to be payable on the respective Payment Date set forth on Schedule 1 to the Relevant Note B. If more than one Relevant Note is issued in respect of a Relevant Loan A or a Relevant Export Credit Guarantee Loan, (i) the amortization schedule for each such Relevant Note shall provide for repayment on each of the foregoing Payment Dates of such Relevant Note’s pro rata share (based on the principal amount of the Relevant Loan A or Relevant Export Credit Guarantee Loan represented by such Relevant Note relative to the aggregate principal amount of the Relevant Loan A or Relevant Export Credit Guarantee Loan, respectively) of the total payment due with respect to the Relevant Loan A or Relevant Export Credit Guarantee Loan on such Payment Date and (ii) any payment of the Export Credit Guarantee Loan Prepayment Amount when due under this Loan Agreement should be applied to satisfy the Relevant Export Credit Guarantee Loan represented by each Relevant Note B based on such Relevant Note B’s pro rata share (on the same basis as provided in clause (i) of this sentence). Payment of each installment and all other amounts due to the Lender from the Borrower hereunder or under the Notes shall be payable by the Borrower in Dollars in immediately available funds to the Security Trustee by wire transfer to: [*] or to such other account as is specified by the Security Trustee (with the consent of the Lender, which consent will not be unreasonably withheld) for the account of the Lender no later than 12:30 P.M., New York time, on the due date therefor. Payments made by the Borrower to the Security Trustee as aforesaid for the account of the Lender shall constitute payment by the Borrower to the Lender. Each such payment shall be made on the date such payment is due and without presentment or surrender of the Notes except that at or promptly following the final payment with respect to a Note, such Note shall be surrendered by the Lender to the Borrower for cancellation. Upon payment in full by the Borrower of the principal of, and interest on, a Relevant Loan and all other amounts then due and owing by the Borrower to the Lender under any Operative Agreement, so long as no default or event of default under any Other Operative Agreement shall have occurred and be continuing, the Lender shall direct the Security Trustee to release the Aircraft financed with the proceeds of such Relevant Loan and the Related Collateral from the Lien of the Security Agreement pursuant to Section 11.1 of the Security Agreement.
(b)    Each Relevant Loan shall bear interest at the Relevant Interest Rate, which shall be set forth on the Relevant Notes evidencing such Relevant Loan.
(c)    The Borrower hereby agrees that the payment by the Borrower of principal of and interest on the Relevant Loans and the performance by the Borrower of all of its

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obligations hereunder constitute "associated rights" (as defined in the Cape Town Treaty) and are secured by and/or associated with the Airframes and the Engines.
(d)    The Borrower agrees to execute and deliver to the Lender on each Relevant Borrowing Date with respect to the Relevant Loan a Relevant Note A and Relevant Note B. The Relevant Notes shall have a maturity date equal to the Relevant Loan Maturity Date.
(e)    Whenever any payment hereunder, under the Notes or under the Funding Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day unless with respect to a payment in respect of a Relevant Loan that bears interest at the Floating Rate and such next succeeding Business Day would fall in the next month, in which case such payment shall be due on the next preceding Business Day.
(f)    If all or a portion of (i) any principal of a Relevant Loan, (ii) any interest payable thereon or (iii) any other amount relating to such Relevant Loan payable by the Borrower to the Lender hereunder or under any other Operative Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), to the extent permitted by applicable Law, the amount of such overdue principal, interest or other amount shall bear interest at a rate per annum which is equal to the Default Rate, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment). Interest accruing pursuant to the preceding sentence of this Section 2.2(f) shall be payable from time to time on demand.
(g)    Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days, except that interest on a Relevant Loan that bears interest at the Floating Rate shall be calculated on the basis of a 360-day year for the actual number of days scheduled to have elapsed.
2.3    Mutilated, Destroyed, Lost or Stolen Notes. If a Relevant Note becomes mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the Lender with respect to such Relevant Note, execute and deliver in replacement thereof, a new Relevant Note, in the same principal amount, dated the date of the Relevant Note being replaced and designated as issued under this Agreement and the Security Agreement. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the Lender shall furnish to the Borrower and the Security Trustee such security or indemnity as may be reasonably required by the Borrower or the Security Trustee to save the Borrower harmless from any loss arising in connection with the purportedly lost, stolen or destroyed Note and evidence satisfactory to the Borrower and the Security Trustee of the destruction, loss or theft of such Note.
2.4    Optional Prepayments. The Borrower may, at any time, prepay a Relevant Loan, in whole (but not in part, except as permitted in the Security Agreement, as agreed in any Operative Agreement or as otherwise agreed by the Lender), without premium or penalty), upon at least 30 days’ irrevocable written notice to the Lender and the Security Trustee specifying the date of such prepayment. If any such notice is given, an amount equal to (A) in the case of a Relevant

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Loan A, (i) the outstanding principal amount of such Relevant Loan A plus (ii) interest accrued and unpaid on such amount at the Relevant Interest Rate to the date of prepayment (if any) and the Relevant Additional Interest thereon plus (iii) the Break Amount, if any, plus (iv) any PROEX Breakage Costs and (B) in the case of a Relevant Export Credit Guarantee Loan, (i) the Export Credit Guarantee Loan Prepayment Amount as of the date of prepayment (and payment of the Export Credit Guarantee Loan Prepayment Amount shall be deemed to be payment in full of the outstanding principal amount of such Relevant Export Credit Guarantee Loan and accrued interest thereon) shall be due and payable on the date specified therein plus (iii) the Break Amount, if any, plus (iii) any PROEX Breakage Costs. Amounts prepaid pursuant to this Section 2.4 may not be reborrowed.
2.5    Mandatory Prepayment. A Relevant Loan shall be prepaid by the Borrower in whole (but not in part) without premium or penalty, at a prepayment price equal to (A) in the case of a Relevant Loan A, the outstanding principal amount of such Relevant Loan A, together with accrued and unpaid interest thereon, the Break Amount (in the circumstances described in clause (y) below), if any, and (in the circumstances described in clause (y) below) any PROEX Breakage Costs and (B) in the case of a Relevant Export Credit Guarantee Loan, the Export Credit Guarantee Loan Prepayment Amount as of the date of prepayment (and payment of the Export Credit Guarantee Loan Prepayment Amount shall be deemed to be payment in full of the outstanding principal amount of such Relevant Export Credit Guarantee Loan and accrued interest thereon), the Break Amount (in the circumstances described in clause (y) below), if any, and (in the circumstances described in clause (y) below) any PROEX Breakage Costs (x) in connection with an Event of Loss of the Aircraft with respect to such Relevant Loan or Airframe forming part of such Aircraft on the Loss Payment Date and (y) on such other date on which a sale of the Aircraft with respect to such Relevant Loan occurs which sale is permitted by the terms of an Operative Agreement. Amounts prepaid pursuant to this Section 2.5 may not be reborrowed.
2.6    [Reserved].
2.7    Taxes.
(a)    All payments made by the Borrower to or on behalf of the Lender under this Agreement or the other Operative Agreements shall be made without deduction or withholding for or on account of any present or future Taxes unless such deduction or withholding is required by law. If any Indemnified Taxes are required to be deducted or withheld from any amounts payable to the Lender under any Operative Agreement (whether by the Borrower or by the Security Trustee), the amounts so payable to the Lender shall be increased by the Borrower to the extent necessary so that the net amount actually received (whether directly or through the Security Trustee) by the Lender (after deduction or withholding of all such Indemnified Taxes) will be equal to the full amount the Lender would have received under this Agreement or the other Operative Agreements, as the case may be, had no such deduction or withholding been required. In addition, the Borrower shall pay any Taxes that are deducted or withheld to the relevant Government Entity in accordance with applicable Law.
(b)    The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section)

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paid by the Lender, with respect to payments made with respect to the Loans under this Agreement or the other Operative Agreements and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Entity. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.
(c)    Whenever any Indemnified Taxes are payable by the Borrower pursuant to this Section 2.7, or any Taxes are deducted and withheld pursuant to Section 2.7(a), as promptly as practicable thereafter the Borrower shall send to the Lender a certified copy of an original official receipt, if such receipt is received by the Borrower, or other evidence reasonably satisfactory to Lender, showing payment thereof. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority the Borrower shall indemnify the Lender for such Indemnified Taxes and any interest or penalties that may become payable by the Lender as a result of any such failure.
(d)    FINAME and any other relevant Brazilian Government Lender shall provide prior to the initial Relevant Borrowing Date (and at such times thereafter as reasonably requested in writing by the Borrower and necessary to establish exemption so long as such Brazilian Government Lender remains legally entitled to do so) a properly completed IRS form W8‑EXP (or successor form). In addition, if as a result of a change to the Code or regulations thereunder, the withholding tax exemption under Section 892 of the Code and regulations thereunder is no longer available, the Brazilian Government Lender shall provide a properly completed IRS form W‑8BEN (or successor form) but only if and to the extent that such Brazilian Government Lender is entitled under applicable Law to furnish such form and eligible to claim a reduction or exemption from withholding in connection therewith, and only to the extent such form may be filed by such Brazilian Government Lender without adverse consequences to the Brazilian Government Lender or any of its Affiliates, or risk thereof, as reasonably determined by such Brazilian Government Lender in good faith.
(e)    With respect to a Brazilian Government Lender, such Lender shall bear, and shall reimburse the Borrower for any liability attributable to any U.S. Withholding Taxes other than by reason of a Change in U.S. Tax Law. Such Lender will make any reimbursement payment under this Section 2.7(e) promptly upon the approval of the Central Bank of Brazil, if such approval is required (which approval such Lender and BNDES will use reasonable efforts to obtain). For purposes of clarification, notwithstanding anything herein to the contrary the Borrower shall indemnify and hold harmless the Lender on an After-tax Basis from and against all U.S. Withholding Taxes with respect to any Relevant Loan resulting from a Change in U.S. Tax Law (subject to paragraph 3 in the definition of Indemnified Taxes and Section 9.5(d)(iv) hereof).
(f)    In the event that withholding Taxes are imposed by a Government Entity of or within the United States (or the IRS asserts that the Lender is subject to withholding Taxes on interest payments) with respect to any loan pursuant to the Funding Agreement or any similar transaction at any time during the term of the Funding Agreement, the Borrower and the Lender shall, each acting reasonably and in good faith, endeavor to restructure the Relevant Loans in

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such a manner as to reduce or eliminate any such withholding Tax with respect to such Loan, which restructuring may involve a defeasance, cash out of benefits or transfer of the debt to an institution in the U.S. or otherwise, provided that such restructuring shall not put the party that would not be responsible for such withholding Tax (if such withholding Tax were imposed with respect to any Relevant Loan) in a worse economic position than it would have been in if no withholding Tax had been imposed and no restructuring had been undertaken. The cost of any such restructuring shall be borne by the party that would be responsible for such withholding Tax.
(g)    If following the imposition of withholding Taxes by a Government Entity of or within the United States or an IRS assertion that the Lender is subject to withholding Taxes by a Government Entity of or within the United States with respect to any loan pursuant to the Funding Agreement, or any similar transaction, notwithstanding the good faith efforts of the parties to restructure, the parties are unable to agree upon a satisfactory restructuring which would eliminate such withholding Taxes within 60 days of learning of the possible imposition of withholding Taxes, then, with respect to any Relevant Loan, (A) if the Borrower shall be responsible for such withholding Taxes, the Borrower shall, at its election either (i) be responsible for such withholding Taxes in accordance with this Section 2.7 or (ii) in accordance with Section 2.4 prepay the entire Relevant Loan in full, together with accrued interest thereon, including Relevant Additional Interest or (B) if the Lender would be responsible for such withholding Taxes in accordance with this Section 2.7, the Lender shall continue to be responsible for such withholding Tax.
(h)    In the event that any interest in any Relevant Loan A or Relevant Export Credit Guarantee Loan is transferred by the Lender, the provisions of Section 9.5(d)(iv) shall apply.
(i)    Calculation of Indemnity Payments
(i)    Any payment which Borrower shall be required to make to or for the account of any Lender with respect to any Tax which is subject to indemnification under this Section 2.7 shall be made on an After-tax Basis (without regard to the exclusions therein).
(ii)    With respect to any Lender other than a Brazilian Government Lender, if by reason of any payment with respect to Taxes made by or on behalf of the Borrower to or for the account of such Lender pursuant to this Section 2.7, such Lender determines, in good-faith, that it subsequently realized a Tax Savings not previously taken into account in computing such payment, such Lender shall promptly pay to the Borrower an amount equal to the amount of such Tax Savings and the actual additional Tax Savings, if any, realized by such Lender as the result of any payment made by such Lender pursuant to this sentence; provided that such Lender shall not be obligated to pay any such amount if an Event of Default shall have occurred and be continuing or to the extent that such amount would exceed (x) the aggregate amount of all prior payments by Borrower to such Lender under this Section 2.7 (including the payment of any amount necessary for such payments to be on an After-tax Basis) less (y) the aggregate amount of all prior payments by such

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Lender to Borrower pursuant to this Section 2.7, and provided, further, that any amount not paid to Borrower pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments that Borrower may be required to make to such Lender pursuant to this Section 2.7. “Tax Savings” shall mean any actual net reduction in Taxes, other than Indemnified Taxes, realized by a Lender.
(iii)    Any Taxes that are imposed on a Lender as a result of the disallowance or reduction of any Tax Savings paid to Borrower pursuant to this Section 2.7(i) shall be treated as a Tax for which Borrower is obligated to indemnify such Lender subject to the provisions of Section 2.7; provided that such Lender shall use reasonable good faith efforts to reclaim and retain the allowance of such Tax Savings.
(iv)    With respect to any Lender other than a Brazilian Government Lender, in determining the order in which such Lender utilizes any foreign Taxes as a credit against such Lender’s home country Income Taxes, such Lender shall be deemed to utilize (i) first, all foreign Taxes other than those described in clause (ii) below; (ii) then, all foreign Taxes with respect to which such Lender is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document, participation agreement, or indemnification agreement (including this Agreement).
(j)    Contests
(i)    In General
(1)    Except as provided in (ii) below, if a written claim shall be made against and received by any Lender for any Tax for which Borrower is obligated to indemnify pursuant to this Section 2.7, such Lender shall notify Borrower in writing of such claim within 30 days after its receipt, and shall provide Borrower such information regarding such claim as Borrower may reasonably request; provided, however, that the failure to provide such notice within such 30 days shall not release Borrower from any of its obligations to indemnify under this Section 2.7 unless, and only to the extent that, such failure has a material adverse effect on the conduct of such contest. To the extent permitted under applicable law, such Lender will not make any payments with respect to such claim for at least 30 days after giving notice of such claim to Borrower.
(2)    If requested by Borrower in writing within 30 days after its receipt of such notice, such Lender shall, at the expense of Borrower and subject to subsection (3) below, contest the validity, applicability or amount of such Taxes by, in the case of a “Lender-Controlled Contest” (which shall mean any contest other than a Borrower-Controlled Contest (as defined below)), in such Lender’s sole discretion or, in the case of a “Borrower-Controlled Contest” (which shall mean any contest which such Lender agrees in its sole discretion to allow Borrower to control or involving only Taxes with respect to which participation by neither the Lender

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nor any Affiliate of the Lender is required (it being understood that any contest involving Taxes in the nature of Income Taxes or any contest conducted in the name of such Lender is a contest requiring the participation of such Lender) and no tax return of the Lender or any of its Affiliates is held open with respect to which any Lender may reasonably be viewed as having an actual or potential material liability for Taxes not indemnified against by Borrower), in Borrower’s sole discretion, resisting payment thereof if practicable, not paying such Tax except under protest, if protest is necessary and proper, if payment of such Tax is made, using reasonable efforts to obtain a refund thereof, in appropriate administrative and judicial proceedings, and in the case of a Lender-Controlled Contest, considering in good faith any other reasonable action as Borrower and Borrower’s counsel may reasonably request. Each Lender shall consult in good faith with Borrower and Borrower’s counsel concerning the forum in which the contest is most likely to be favorably resolved and whether such contest shall be by (x) resisting payment of such Tax, (y) paying such Tax under protest or (z) paying such Tax and seeking a refund or other repayment thereof. In the case of a Lender-Controlled Contest, such Lender shall (i) keep Borrower reasonably informed regarding the progress of such contest, and (ii) consult with Borrower in good faith regarding the manner of contesting such claim, provided, however, that the Lender shall have ultimate control over such contest and its decisions with respect to such contest shall be conclusive and binding. If requested to do so by Borrower, the Lender shall appeal any adverse administrative or judicial decision, provided, however, that in no event shall a Brazilian Government Lender be required to pursue any contest or appeal and each Brazilian Government Lender shall have the right to settle or compromise a contest that it is otherwise required to pursue pursuant to this Section 2.7(j) if, in its reasonable judgment, such contest or appeal would be likely to result in adverse consequences to Lender or its Affiliates (including the federal government of Brazil). If a Brazilian Government Lender does not pursue a contest or an appeal and/or exercises its right to settle or compromise a contest by reason of the exercise of its judgment as provided above, as of the date the Lender exercises its right not to pursue such contest or appeal, with respect to Taxes imposed after such date Borrower shall be relieved of its tax indemnity obligations to such Lender under the Operative Agreements with respect to such Taxes (and any Taxes imposed after such date as a result of any similar or logically related claims under any other Loan pursuant to the Funding Agreement unless the contest of any such Taxes or claims is not precluded by such election not to contest or appeal or by such settlement, and such Lender agrees to contest such Taxes or claims in accordance with the provisions of this Section 2.7(i) that apply to Lenders that are not Brazilian Government Lenders) and such Lender shall promptly (upon the approval of the Central Bank of Brazil, if such approval is required, which approval such Lender will use reasonable efforts to secure) pay to Borrower an amount equal to any funds advanced by Borrower pursuant to clause (C) of Section 2.7(j)(i)(3) with respect to such contest.
(3)    In no event shall a Lender be required, or Borrower be permitted, to contest the imposition of any Tax for which Borrower is obligated pursuant to this

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Section 2.7 unless (A) Borrower shall have agreed to pay and shall promptly on request pay on an After-tax Basis all reasonable out of pocket costs and expenses that such Lender incurs in contesting such claim or arising out of or relating to such contest and which are reasonably allocable to such claim (including legal fees and disbursements, including those on appeal, if any); (B) (unless Borrower has provided to the relevant Lender a bond or other security in form and substance acceptable to such Lender in its sole discretion) such contest is not reasonably likely to result in a material danger of the sale, seizure, forfeiture or loss of the Aircraft, or the creation of any Lien thereon other than Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings and for which such reserves, if any, as are required to be provided under GAAP have been provided by Borrower, (C) if such contest shall be conducted in a manner requiring the payment of the claim, Borrower shall have advanced sufficient funds, on an interest-free basis, to make the payment required, and shall have agreed to indemnify the Lender against any additional net after-tax cost to such Lender of such advance; (D) if requested by the Lender in writing, such Lender shall have received an opinion of independent Tax counsel selected by Borrower and reasonably acceptable to such Lender and furnished at Borrower’s sole expense to the effect that a “Realistic Possibility of Success” (which shall mean the standard upon which an attorney may properly advise the taking of a position on a tax return as set forth in ABA Formal Opinion 85‑352) exists for contesting such claim (or, in the case of an appeal of an adverse judicial determination, a written opinion from such independent Tax counsel to the effect there is a Realistic Possibility of Success such adverse judicial determination will be reversed or substantially modified); (E) Borrower shall have delivered to such Lender a written acknowledgment of Borrower’s obligation to indemnify such Lender to the extent that the contest is not successful, provided, however, that Borrower will not be bound by its acknowledgment of liability if the contest is resolved on a clear and unambiguous basis showing no such liability under this Section 2.7 with respect to such Tax; (F) if an Event of Default shall have occurred and be continuing, Borrower shall have provided security for its obligation hereunder satisfactory to the Lender by placing in escrow sufficient funds to cover any such contested Tax and the reasonably expected expenses of such contest on an After-tax Basis, or otherwise providing satisfactory (as determined in such Lender’s sole discretion) provisions for payment of such amounts; (G) the aggregate amount of all indemnity payments that Borrower may be required to make to such Indemnitee with respect to such claim (or similar or related claims) is at least [*] (or in the case of a Lender Controlled Contest, [*] with respect to Taxes related to the Aircraft or [*] with respect to Taxes whether related to the Aircraft and/or other aircraft); and (H) the claim is not for a Tax the imposition of which has been previously contested by Borrower hereunder, and such previous contest (including all allowable appeals) was decided adversely to Borrower, unless Borrower has delivered an opinion of independent Tax counsel selected by Borrower and reasonably acceptable to the Lender to the effect that, on the basis of (i) a change in applicable Law, or (ii) a difference in the underlying facts, there is currently a Realistic Possibility of Success for contesting such claim.

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(4)    With respect to any Lender other than a Brazilian Government Lender, if such Lender shall obtain a refund of all or any part of any Tax paid, advanced or indemnified by Borrower (or of an amount which otherwise would have been a refund was used to offset another liability of such Lender not indemnified by Borrower hereunder (an “Applied Amount”)), such Lender shall pay Borrower, but not before Borrower shall have made all payments theretofore due to such Lender pursuant to this Section 2.7 and any other payments theretofore due to such Lender under any of the Operative Agreements, an amount equal to the amount of such refund (or such Applied Amount), including interest received or credited and attributable thereto plus, if Borrower has paid an amount on an After-tax Basis, any Tax Savings (or minus any net Tax detriment) realized by such Lender as a result of any refund (or Applied Amount) received, and payment made, by such Lender pursuant to this sentence, provided, that the Lender shall not be obligated to pay any amount under the preceding sentence to the extent that such amount (other than that portion attributable to interest) would exceed the amount of Taxes paid, reimbursed or advanced by Borrower to such Lender plus any other payment in respect of such Taxes paid, reimbursed or advanced, provided, further, that any amount not paid to Borrower pursuant to the foregoing limitation shall be carried forward to reduce pro tanto any future payments that Borrower may be required to make to such Lender pursuant to this Section 2.7. If any Lender shall have paid Borrower any refund (or Applied Amount) of all or part of any Tax paid by Borrower and it is subsequently determined that such Lender was not entitled to the refund (or Applied Amount), such determination shall be treated as the imposition of a Tax for which Borrower is obligated to indemnify such Lender pursuant to the provisions of this Section 2.7 (including the Borrower’s contest rights described in this Section 2.7(j)). With respect to a Lender other than a Brazilian Government Lender, if a Lender receives an award of attorneys’ fees in a contest for which the Borrower has paid an allocable portion of the contest expenses, such Lender shall pay to the Borrower the same proportion of the amount of such award as the amount of such Lender’s attorneys’ fees paid or reimbursed by the Borrower bears to the total amount of attorneys’ fees actually incurred by such Lender in conducting such contest, up to the amount of attorneys’ fees paid or borne by the Borrower in connection with such contest. With respect to a Lender other than a Brazilian Government Lender, a Lender shall have the right to settle or compromise a contest that it is otherwise required to pursue pursuant to this Section 2.7(j) if the applicable Lender has provided Borrower a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the Tax for which the applicable Lender is seeking indemnification hereunder; provided that, if (i) the applicable Lender fails to provide the Borrower such a reasonable opportunity to review such portion of such proposal or (ii) after such reasonable opportunity to review such proposal the Borrower in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, the Borrower shall not be obligated to indemnify such Lender hereunder to the extent of the amount attributable to the Tax to which such settlement or compromise relates as to which the Borrower has reasonably withheld its consent and with respect to any other Tax for which a successful contest is

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foreclosed because of such settlement or compromise as to which the Borrower has withheld its consent. If the applicable Lender effects a settlement or compromise of such contest, notwithstanding that the Borrower has reasonably withheld its consent thereto, such Lender shall repay to the Borrower such amounts theretofore advanced by the Borrower pursuant to clause (C) of Section 2.7(j)(i)(3) and the amount of any Tax subject to such contest paid or reimbursed by Borrower, to the extent the Borrower has reasonably withheld its consent to the settlement or compromise thereof (together with interest at the rate applicable to refunds of such Tax on any such amount paid by the Borrower from the date paid by the Borrower to the date repaid by such Lender).
(5)    With respect to a Brazilian Government Lender, if such Lender shall obtain a refund of all or any part of any Tax paid, advanced or indemnified by Borrower (or if an amount which otherwise would have been a refund was used to offset another liability of the Lender not indemnified by Borrower hereunder (a “Brazilian Applied Amount”)), such Lender shall pay Borrower, but not before Borrower shall have made all payments theretofore due to the Lender pursuant to this Section 2.7 and any other payments theretofore due the Lender under any of the Operative Agreements, an amount equal to the amount of such refund (or such Brazilian Applied Amount), including interest received or credited and attributable thereto plus, if Borrower has paid an amount on an After-tax Basis, any net Tax Savings (or minus any net Tax detriment) realized by such Lender as a result of any refund (or Brazilian Applied Amount) received, and payment made, by such Lender pursuant to this sentence, provided, that such Lender shall not be obligated to pay any amount under the preceding sentence (i) without the approval of the Central Bank of Brazil, if such approval is required (which approval the Lender will use reasonable efforts to obtain), and (ii) to the extent that such amount (other than that portion attributable to interest) would exceed the amount of Taxes paid, reimbursed or advanced by Borrower to such Lender plus any other payment in respect of such Taxes paid, reimbursed or advanced. If such Lender shall have paid Borrower any refund (or Brazilian Applied Amount) of all or part of any Tax paid by Borrower and it is subsequently determined that the Lender was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Borrower is obligated to indemnify the Lender pursuant to the provisions of this Section 2.7 (including the Borrower’s contest rights described in this Section 2.7(j)). If such Lender receives an award of attorneys’ fees in a contest for which the Borrower has paid an allocable portion of the contest expenses, the Lender shall pay (subject to the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use reasonable efforts to obtain) to the Borrower the same proportion of the amount of such award as the amount of the Lender’s attorneys’ fees paid or reimbursed by the Borrower bears to the total amount of attorneys’ fees actually incurred by the Lender in conducting such contest, up to the amount of attorneys’ fees paid or borne by the Borrower in connection with such contest.

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(ii)    Nothing contained in this Section 2.7(i) shall require any Lender to contest, or permit Borrower to contest in the name of such Lender, a claim which such Lender would otherwise be required to contest pursuant to this Section 2.7(j) if such Lender shall waive payment by Borrower of any amount that might otherwise be payable by Borrower under this Section 2.7 in connection with such claim (and any other claim for which a successful contest would be foreclosed because of the absence of, or the failure to pursue, such contest) and promptly (upon the prior written approval of the Central Bank of Brazil, if such approval is required) pay to Borrower an amount equal to all funds advanced pursuant to clause (C) of Section (j)(i)(3) with respect to such contest by Borrower.
(iii)    Withholding Taxes. Notwithstanding anything to the contrary herein, in the event a U.S. Withholding Tax is imposed or required to be withheld from any payment to Lender under the Operative Agreements, the provisions of Section 2.7(j)(i) regarding contests shall govern except that, with respect to a Brazilian Government Lender, (1) such Lender or the Borrower, as the case may be, promptly and in writing shall notify each other immediately upon being informed of such imposition or requirement (unless such party is so informed by the other), (2) such Lender shall employ reasonable efforts to reverse the position of the U.S. Government Entity with respect to such U.S. Withholding Tax, provided, however, that in no event shall such Lender be required to contest any U.S. Withholding Tax if, in its reasonable judgment, such contest would be likely to result in adverse consequences to Lender or its Affiliates (including the federal government of Brazil), (3) any contest concerning the imposition of a U.S. Withholding Tax shall in all events be controlled by such Lender and (4) if such U.S. Withholding Tax is asserted by reason of a change in Brazilian law or government regulations, such Lender shall bear the costs of such contest, and if such U.S. Withholding Tax is asserted for any other reason, the Borrower shall bear the costs of such contest, provided that if the Lender is ultimately responsible for such U.S. Withholding Tax under this Agreement following resolution of such contest, the Lender shall pay to the Borrower (upon the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use reasonable efforts to obtain) all amounts paid by the Borrower with respect to such contest. In the case of a Brazilian Government Lender, if such Lender does not contest a U.S. Withholding Tax by reason of the exercise of its judgment as provided above, as of the date such Lender exercises its right not to contest such U.S. Withholding Tax, Borrower shall be relieved of its tax indemnity obligations to Lender under the Operative Agreements with respect to such U.S. Withholding Taxes (and any Taxes imposed after such date as a result of any similar or logically related claims under any other loan pursuant to the Funding Agreement unless, the contest of any such Taxes or claims is not precluded by such election not to contest, and such Lender agrees to contest such Taxes or claims in accordance with the provisions of this Section 2.7(j) that apply to Lenders that are not Brazilian Government Lenders) and Lender shall promptly (upon the approval of the Central Bank of Brazil, if such approval is required, which approval the Lender will use

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reasonable efforts to secure) pay to Borrower an amount equal to any funds advanced by Borrower with respect to such contest.
(k)    The agreements in this Section 2.7 shall survive the termination of this Agreement or the other Operative Agreements and the payment of the Loans and all other amounts payable hereunder and thereunder.
2.8    Certain Tax Related Agreements. Borrower covenants that absent a Change in U.S. Tax Law and provided Lender has complied with the applicable requirements of Section 2.7(d), it will not withhold (or instruct any other party to withhold) any U.S. Withholding Taxes on payments made to Lender pursuant to the Operative Agreements, provided, however, Borrower may withhold (or instruct any other party to withhold) (A) if Borrower receives an opinion of counsel reasonably satisfactory to Lender that, due to a change in the underlying facts of the Lender or its method of doing business, withholding is required by applicable Law or (B) pursuant to a request by an appropriate Government Entity or (C) if Borrower has Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender in accordance with Section 2.7(d) are incorrect or unreliable and if, based on such knowledge or reason to know, the Borrower would be required to withhold under the Code. Notwithstanding the foregoing, Borrower covenants not to withhold in accordance with (A) or (B) above unless (i) it has given Lender written notification of its intention so to withhold at least 60 days prior to the date of the payment with respect to which Borrower intends to withhold (or, with respect to (B) above, if later, within 3 days after Borrower becomes aware of such obligation to withhold but in any event prior to the date of such payment), and (ii) Lender has failed to provide, prior to the date of such payment, a properly executed IRS Form W‑8BEN or other applicable form otherwise establishing Lender’s right to exemption from U.S. Withholding Tax under applicable Law, provided that Borrower may withhold despite the receipt of such a form, if Borrower has Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender on such form are incorrect or unreliable and if, based on such knowledge or reason to know, the Borrower would be required to withhold under the Code.
Borrower represents to the Lender that, as of the Document Closing Date, it does not have Actual Knowledge or reason to know that the information or certifications furnished by or for the Lender on IRS form W‑8EXP are incorrect or unreliable.
2.9    Increased Costs.
(a)    If, due to either (i) the adoption of, or change in, any law or regulation after the date of this Loan Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Loan Agreement (including, without limitation, the implementation of Basel III), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Relevant Loan (excluding for purposes of this Section 2.9 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.7 and Section 2.8 shall govern), and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Lender is organized or any political subdivision thereof), then the Borrower shall from time to time, within ten Business Days of demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender

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for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If the Lender reasonably determines that either (i) the adoption of, or change in, any law or regulation after the date of this Loan Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Loan Agreement, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the amount of such capital is increased by or based upon the existence of the Lender’s “Commitment” (as defined in the Funding Agreement) and other commitments of this type, then, within ten Business Days of demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Lender shall be conclusive and binding for all purposes, absent manifest error.
(c)    Promptly after the Lender has determined that it will make a request for compensation pursuant to this Section, the Lender shall notify the Borrower thereof. The Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred more than 180 days prior to the date that the Lender notifies the Borrower of such change in law giving rise to such increased costs of the Lender’s intention to claim compensation therefor, provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)     The Lender agrees that, as promptly as practicable after such Lender has Actual Knowledge of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under this Section 2.9 it will, to the extent not inconsistent with any applicable or regulatory restrictions, take such reasonable measures if as a result thereof the circumstances would cause the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 2.9 to be reduced so long as such measures would not otherwise adversely affect its Relevant Loan or the interests of such Lender.
2.10    Termination of Security Agreement. Upon payment in full of the principal of, and interest on, the Relevant Loans A and the Relevant Export Credit Guarantee Loans with respect to all Aircraft and all other amounts then due and owing under any Operative Agreement, and only in the event that no event of default shall have occurred and be continuing under any of the Other Operative Agreements, the Lender shall direct the Security Trustee to release all Aircraft and the Related Collateral from the Lien of the Security Agreement pursuant to Section 11.1 of the Security Agreement.
2.11    Replacement of Lenders. If the Borrower is required under the provisions of Section 2.7 or 2.9 to make payments with respect to the Lender, then the Borrower may, at its sole expense, responsibility and effort (for the avoidance of doubt, the Borrower shall take sole responsibility for any increased costs incurred by such Lender as a result of a replacement under

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this Section 2.11), upon notice to such Lender, require such Lender to assign and delegate (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.5), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.7 and 9.15) and obligations under this Agreement with respect to its Relevant Notes A and undrawn Loan A Commitment to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts that will be owed because of such payment and under Section 9.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(b)    the Export Credit Guarantor shall approve such assignment so long as the Export Credit Guarantee is requested to remain in full force and effect after such assignment (and if the Export Credit Guarantee does not remain in full force and effect, the Borrower shall prepay the Lender’s Relevant Export Credit Guarantee Loan on the effective date of such assignment pursuant to Section 2.4(B));
(c)    such assignment does not conflict with applicable Laws; and
(d)    in the case of any such assignment resulting from a claim for compensation under Section 2.9, such assignment will result in a reduction in such compensation or payments thereafter.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER
3.1    General Representations and Warranties. The Borrower hereby represents and warrants to the Lender that, as of the date hereof and as of each Relevant Borrowing Date:
(a)    Corporate Existence; Compliance with Law. Borrower is a corporation duly incorporated and validly existing under the Laws of the State of Indiana and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party. Borrower is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Change.
(b)    Corporate Authorization. Borrower has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of the Operative Agreements and the performance of its obligations thereunder.

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(c)    No Violation. The execution and delivery by Borrower of the Operative Agreements to which it is a party, the performance by Borrower of its obligations thereunder and the consummation by Borrower on each Relevant Borrowing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of its Articles of Incorporation or By-Laws, (b) violate any Law applicable to or binding on Borrower or (c) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the Security Agreement) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Borrower is a party or by which Borrower or any of its properties is bound.
(d)    Approvals. The execution and delivery by Borrower of the Operative Agreements to which it is a party, the performance by Borrower of its obligations thereunder and the consummation by Borrower on each Relevant Borrowing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Borrower, (b) any Government Entity, other than the filings, registrations and recordings referred to in Section 3.2(b) (and UCC continuation statements to be filed periodically) with respect to each Aircraft for which a Relevant Loan is made and (c) filings, registrations, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to Borrower.
(e)    Valid and Binding Agreements. The Operative Agreements to which it is a party have been duly authorized, executed and delivered by Borrower and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Borrower and are enforceable against Borrower in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
(f)    Litigation. Except as disclosed in the financial statements referred to in Section 3.1(g), no action, claim or proceeding is now pending or, to the Actual Knowledge of Borrower, threatened, against Borrower, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Borrower and if determined adversely to Borrower would result in a Material Change.
(g)    Financial Condition. The audited consolidated balance sheet of Guarantor as of December 31, 2012, and the related consolidated statements of operations and cash flows for the period then ended included in the Guarantor’s Annual Report on Form 10‑K for 2012, as amended, have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of its operations and cash flows for such period. The unaudited balance sheet of Guarantor as of March 31, 2013, and the related unaudited consolidated statements of operations and cash flows for the quarter then ended included in Guarantor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 have been prepared in accordance with GAAP (subject to normal year-end

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adjustments and the absence of footnotes) and present fairly in all material respects the consolidated financial condition of Guarantor as of such date and the consolidated results of operations and cash flows for such period (subject, as aforesaid), and since December 31, 2012, there has been no Material Adverse Change.
(h)    Location. The Borrower is located (as such term is used in Section 9-307 of the UCC) in the State of Indiana.
(i)    No Event of Default. No event which constitutes an Event of Default has occurred and is continuing.
(j)    Compliance With Laws. (i)  Borrower is a Citizen of the United States, a U.S. Air Carrier, and a Section 1110 Air Carrier.
(ii)    Borrower holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize it to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change.
(iii)    Borrower is not an “investment company” or a company controlled by an “investment company” required to be registered under the Investment Company Act of 1940, as amended.
(k)    No Withholding. Absent a Change in U.S. Tax Law and subject to the receipt of an IRS Form W‑8EXP, the Borrower has no present intention to withhold (or cause to be withheld) Taxes on any payments to the Lender pursuant to the Operative Agreements.
(l)    ERISA. (i)  No condition exists with respect to any Plan maintained, sponsored or contributed (or required to be contributed) to by Borrower or any Commonly Controlled Entity which could result in a Material Adverse Change.
(ii)    No part of the funds to be used by the Borrower in connection with any payment under the Operative Agreements directly or indirectly constitutes assets of a Plan.
(m)    Broker’s Fees. No Person acting on behalf of the Borrower is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the transactions contemplated by this Agreement and the other Operative Agreements (other than any such Person whose fees and commissions will be paid by the Borrower).
(n)    Solvency. The Borrower is Solvent.
3.2    Each Relevant Borrowing Date. As of each Relevant Borrowing Date for an Aircraft, the Borrower will represent and warrant to the Lender (unless otherwise stated in writing by the Borrower prior to the Relevant Closing) that:

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(a)    No Event of Loss. No Event of Loss has occurred with respect to the Airframe or any Engine comprising such Aircraft, and, to the Actual Knowledge of the Borrower, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to such Airframe or any such Engine.
(b)    Title; Security Agreement. Except for (a) the registration of such Aircraft in the name of the Borrower with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), (b) the filing for recordation (and recordation) pursuant to the Federal Aviation Code of the FAA Bill of Sale with respect to such Aircraft, the Security Agreement and the Security Agreement Supplement with respect to such Aircraft, (c) the filing with the FAA pursuant to the FAA Regulations of an AC Form 8050‑135 with respect to the International Interests (or Prospective International Interests) of the Security Trustee in the Airframe and Engines comprising such Aircraft and the sale to the Borrower of such Airframe and Engines, (d) the registration of such International Interests (or Prospective International Interests) and such sale with the International Registry, (e) the filing of a financing statement in respect of such security interest under Article 9 of the UCC as in effect in the State of Indiana and the filing of continuation statements with respect thereto under such UCC, and (f) the affixation of the nameplates referred to in Section 3.3(c) of the Security Agreement, no further filing, registration or recording of any document (including, without limitation, any financing statement in respect thereof under Article 9 of the UCC of any applicable jurisdiction) is necessary under the laws of the United States or any State thereof as of such Relevant Borrowing Date in order to establish and perfect the security interest in such Aircraft created under the Security Agreement in favor of the Security Trustee as against the Borrower and any third parties in any applicable jurisdiction in the United States. On such Relevant Borrowing Date, the Security Agreement, together with the Security Agreement Supplement with respect to such Aircraft, will have created in favor of the Lender a valid and duly perfected security interest in such Aircraft and the Aircraft Documents, Aircraft Warranties, Engine Warranties and Bills of Sale relating to such Aircraft, subject to no Liens other than Permitted Liens.
(c)    Section 1110. The Security Trustee, on behalf of the Lender, is entitled to the benefits of Section 1110 (as currently in effect) including the right to take possession of the Airframe and Engines comprising such Aircraft in compliance with the Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
(d)    Cape Town. The Borrower is a Transacting User Entity; is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of the Airframe and each Engine comprising such Aircraft. The Warranty Bill of Sale for the Airframe and Engines comprising such Aircraft constitutes a “contract of sale” (as defined in the Cape Town Treaty), and the Security Agreement, as supplemented by the Security Agreement Supplement in which such Airframe and Engines are listed, creates an International Interest in such Airframe and Engines. The Airframe and each Engine are “aircraft objects” (as defined in the Cape Town Treaty).

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(e)    Securities Act. Neither the Borrower nor anyone acting on behalf of the Borrower has directly or indirectly offered any interest in the Relevant Notes for sale to, or solicited any offer to acquire any of the same from, anyone in violation of the Securities Act.
(f)    [*].

SECTION 4.	CONDITIONS PRECEDENT TO THE LENDER’S OBLIGATIONS
4.1    Conditions to the Initial Relevant Loan. The agreement of Lender to make the initial Relevant Loan requested to be made by it to the Borrower on the initial Relevant Borrowing Date is subject to the satisfaction, or waiver by the Lender, of the condition that on or before the initial Relevant Borrowing Date, the Lender shall have received a copy, duly executed by the respective party or parties thereto (other than the Lender), of:
(a)    this Agreement;
(b)    the Security Agreement;
(c)    the Guaranty;
(d)    the legal opinion of (i) special New York counsel for Borrower and Guarantor, substantially in the form of Exhibit A-1 and (ii) special counsel for the Security Trustee, substantially in the form of Exhibit E;
(e)    a certificate of the Secretary or an Assistant Secretary of the Borrower (A) stating that the copy of the resolutions of the Board of Directors of the Borrower (attached to the certificate) authorizing the execution, delivery and performance of this Agreement and the other Operative Agreements to which the Borrower is a party or will be a party as contemplated by this Agreement is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the articles of incorporation and by-laws of the Borrower (which are attached to the certificate), are true and complete copies thereof as in full force and effect as of such date; (C) stating that the copy of the long-form certificate of existence (attached to the certificate and certified as of a recent date by the Secretary of State of the Borrower’s jurisdiction of incorporation) is a true and complete copy thereof; and (D) certifying to the incumbency and signature of the officers of the Borrower executing the Operative Agreements required to be executed and delivered by the Borrower for purposes of the Relevant Closing;
(f)    a certificate of the Secretary or an Assistant Secretary of the Guarantor (A) stating that the copy of the resolutions of the Board of Directors (or Executive Committee thereof) of the Guarantor (attached to the certificate) authorizing the execution, delivery and performance of the Guaranty is true and accurate, and that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (B) stating that the copies of the certificate of incorporation and by-laws of the Guarantor (which are attached to the certificate), are true and complete copies thereof as in full force and effect as of such date; (C) stating that the copy of the long-form good standing certificate (attached to the certificate and certified as of a recent date by the Secretary of State of the Guarantor’s jurisdiction of incorporation) is a true and complete copy

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thereof; and (D) certifying to the incumbency and signature of the officers of the Guarantor executing the Guaranty; and
(g)    each Other Security Agreement in effect as of the initial Relevant Borrowing Date will have been duly amended to secure the Secured Obligations (to be in effect with respect to each Other Security Agreement so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of the loans advanced to finance the aircraft secured under such Other Security Agreement) and such amendment shall have been filed for recordation pursuant to and in accordance with the Federal Aviation Code. The International Interest created by each Other Security Agreement in effect as of the initial Relevant Borrowing Date in each airframe and engine constituting Other Collateral shall have been registered with the International Registry. Each applicable FINAME Related Agreement in effect as of the initial Relevant Borrowing Date will have been duly amended to provide that any event of default under any other FINAME Related Agreement will constitute an event of default under such FINAME Related Agreement.
4.2    Conditions to Each Relevant Loan. The agreement of the Lender to make a Relevant Loan (including the initial Relevant Loan) with respect to an Aircraft requested to be made by the Lender to the Borrower on a Relevant Borrowing Date is subject to the satisfaction, or waiver by the Lender, of the following conditions precedent prior to or concurrently with the making of such Relevant Loan:
(a)    Operative Agreements, etc. On or before the Relevant Borrowing Date, the Lender shall have received (i) an originally executed copy, duly authorized and delivered by the respective party or parties thereto (other than the Lender), of (A) the Security Agreement Supplement covering the Aircraft, and (B) the Relevant Notes to evidence the Relevant Loan conforming to the requirements hereof, (ii) a copy, certified by the Manufacturer, of any amendments to the Purchase Agreement since the date of the Funding Agreement that have not previously been delivered to Lender, except for any amendments which are not requested by Lender after being informed of their substance, and (iii) with respect to such Aircraft, a copy of (A) the FAA Bill of Sale and the Warranty Bill of Sale, (B) the FAA Application for Aircraft Registration in the name of the Borrower, (C) the Aircraft Warranties, (D) the Engine Warranties, (E) the Manufacturer’s Acknowledgment, (F) the Engine Manufacturer’s Consent and Agreement and (G) the Deregistration Power of Attorney.
(b)    Recordation and Filing. The Security Agreement and the Security Agreement Supplement and the FAA Bill of Sale relating to such Aircraft will have been duly filed for recordation (or shall be in the process of being so duly filed) pursuant to and in accordance with the Federal Aviation Code. Application for registration of such Aircraft in the name of the Borrower shall have been duly made with the FAA. A Uniform Commercial Code financing statement or statements covering the security interest created by the Security Agreement and such Security Agreement Supplement in such Aircraft shall have been duly filed in all places necessary within the State of Indiana (and all other applicable jurisdictions, if any) (and evidence thereof, reasonably satisfactory to the Lender, shall have been provided to the Lender). On such Relevant Borrowing Date, such Aircraft shall have been duly certified as to airworthiness by the Brazilian aviation

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authority. AC Form 8050-135 shall have been filed with the FAA pursuant to the FAA Regulations with respect to the Airframe and each Engine comprising such Aircraft as pertains to the sale of such Airframe and Engines to the Borrower and the International Interest (or Prospective International Interest) of the Security Trustee therein granted (or to be granted) under the Security Agreement, and an authorization code shall have been obtained in respect of each such interest. Such sale and such International Interest (or Prospective International Interest) shall have been registered with the International Registry, and there shall exist no registered International Interest on the International Registry with priority over such International Interest (or Prospective International Interest). The Lender shall have received a printout of the “priority search certificate” from the International Registry relating to such Airframe and each such Engine confirming the foregoing.
(c)    Closing Certificates. The Lender shall have received executed counterparts of the following instruments, certificates or documents, and such counterparts (i) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (ii) shall be reasonably satisfactory in form and substance to the Lender and (iii) shall be in full force and effect:
(A)    an Officer’s Certificate of the Borrower, dated as of the Relevant Borrowing Date, stating that: (i) its representations and warranties contained in Section 3 hereof and in each other Operative Agreement are true and accurate on and as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date); (ii) all covenants and conditions required by the Operative Agreements to be performed or fulfilled by it prior to or on such Relevant Borrowing Date have been performed or fulfilled; (iii) as of such Relevant Borrowing Date, both before and after giving effect to the transactions contemplated by this Agreement, no Event of Default or material Default shall have occurred and be continuing; (iv) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8‑EXP, and subject to Section 2.7 hereof, the Borrower has no present intention to (and will not) withhold (or cause to be withheld) Taxes on payments of interest on the Relevant Loan; (v) no event has occurred and is continuing that constitutes a Material Change; and (vi) if such Relevant Loan is not the initial Relevant Loan, that the articles of incorporation, by-laws and resolutions delivered pursuant to Section 4.1(e) are in full force and effect and have not been amended, modified or rescinded and that the incumbency certificate delivered pursuant to Section 4.1(e) is true and correct (or, in lieu thereof, the Borrower may deliver a certificate in the form required by Section 4.1(e));
(B)    an Officer’s Certificate of the Guarantor, dated as of such Relevant Borrowing Date, stating that: (i) its representations and warranties contained in the Guaranty are true and accurate on and as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date), (ii) no event has occurred and is continuing that constitutes

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a Material Change, (iii) absent a Change in U.S. Tax Law and subject to the receipt of an IRS form W8-EXP, and subject to Section 2.7 hereof, it has no present intention to (and will not) withhold (or cause to be withheld) Taxes on payments to the Lender pursuant to the Guaranty, and (iv) if such Relevant Loan is not the initial Relevant Loan, that the certificate of incorporation, by-laws and resolutions delivered pursuant to Section 4.1(f) are in full force and effect and have not been amended, modified or rescinded and that the incumbency certificate delivered pursuant to Section 4.1(f) is true and correct (or, in lieu thereof, the Borrower may deliver a certificate in the form required by Section 4.1(f)); and
(C)    a certificate of the Manufacturer, representing and warranting to and for the benefit of the Borrower, the Lender and Security Trustee that title to such Aircraft, free and clear of all Liens arising from, through or under the Manufacturer, has been conveyed to the Borrower pursuant to the Warranty Bill of Sale with respect to such Aircraft, and agreeing to defend such title forever against the claims and demands of all Persons.
(d)    Legal Opinions. The Lender and the Security Trustee shall have received the following executed legal opinions in each case in form and substance satisfactory to them:
(i)    except in the case of the initial Relevant Closing, the executed legal opinion of special New York counsel for Borrower and Guarantor, substantially in the form of Exhibit A-2;
(ii)    the executed legal opinion of special FAA counsel, substantially in the form of Exhibit B;
(iii)    the executed legal opinion of special New York counsel to the Lender, substantially in the form of Exhibit C; and
(iv)    the executed legal opinion of counsel to Manufacturer, substantially in the form of Exhibit D.
(e)    Insurance. The Lender shall have received an independent insurance broker’s report and the related certificate of insurance in form and substance reasonably satisfactory to it that all requirements of Section 3.3(k) of the Security Agreement shall have been satisfied with respect to such Aircraft.
(f)    Violation of Law. No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for any party to this Agreement to execute, deliver and perform this Agreement and any other Operative Agreements to which any of them is a party.
(g)    Representations and Warranties of the Borrower and Guarantor. The representations and warranties of the Borrower made, in each case, in this Agreement and in any

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other Operative Agreements to which it is a party and the representations and warranties of the Guarantor made in the Guaranty, shall be true and accurate in all material respects (unless such representation and warranty shall have been qualified by materiality, in which case such representation and warranty shall be true and accurate in all respects) as of such Relevant Borrowing Date (unless such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each of the Borrower and the Guarantor shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreements to which it is a party to be observed or performed by it as of such Relevant Borrowing Date.
(h)    No Termination of Commitments. On the Relevant Borrowing Date, both before and after giving effect to the transactions contemplated hereby, no Commitment Termination Event (as defined in the Funding Agreement) shall have occurred and be continuing.
(i)    Purchase Agreement Amendments. The Lender shall be satisfied that none of the amendments to the Purchase Agreement delivered pursuant to Section 4.2(a) could reasonably be expected to result in any material increase in the Lender’s obligations or material diminution in the Lender’s rights hereunder or under any other Operative Agreements.
(j)    Acceptance of Aircraft. (i) The Manufacturer shall have received in full from the Borrower the balance of the Relevant Net Aircraft Cost not financed by the Lender and have delivered such Aircraft under the Purchase Agreement, such Aircraft shall have been unconditionally and irrevocably accepted by or on behalf of the purchaser or its assignee under the Purchase Agreement in Fly-Away-Factory Condition, and copies of the acceptance certificate evidencing such delivery and acceptance, shall have been furnished to the Lender.
(ii)    In connection with such delivery and acceptance the Lender shall have received by 7:00 p.m. Rio de Janeiro time on the second day prior to the Relevant Closing a copy of the printout of the screen of the Register of Credit Operation – RC, and of the Register of Export – RE, both obtained through the SISCOMEX (Bureau of Foreign Trade) System, evidencing the authorization for export of such Aircraft, and indicating the Lender as lender/creditor under this Agreement.
(k)    Section 1110. The Security Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines comprising such Aircraft in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
(l)    No Event of Default; No Event of Loss; No Other Defaults. (i)  No Event of Default or material Default shall have occurred and be continuing.
(ii)    No Event of Loss with respect to the Airframe or any of the Engines comprising such Aircraft shall have occurred.

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(iii)    The Borrower shall not be in payment default or other material default under any loan made under the Funding Agreement or in any other agreement with the Lender or BNDES.
(m)    Title. The Borrower shall hold title to such Aircraft, free and clear of all Liens, other than Permitted Liens.
(n)    Security Trustee Certificate. The Lender shall have received a certificate from the Security Trustee dated such Relevant Borrowing Date signed by an authorized officer of the Security Trustee certifying that no Security Trustee Liens exist and further certifying as to the correctness of the matters stated in Section 7.3 of the Security Agreement.
(o)    Airworthiness; Type. (i) The Borrower shall have received an FAA certificate of airworthiness for any aircraft financed pursuant to the Funding Agreement 30 or more days prior to such Relevant Borrowing Date. Such certificate shall be delivered by the later of (x) such Relevant Borrowing Date and (y) 30 days after the import of such aircraft into the United States.
(ii)    The Lender shall have received evidence that such Aircraft has been certified as to type by the FAA.
(p)    Aircraft Price; Manufacturer’s Invoice. (i) The principal amount of such Relevant Loan shall not exceed the amount permitted by Section 2.1 of the Funding Agreement.
(ii)    The Lender shall have received a copy (certified as to accuracy by the Manufacturer) of the Relevant Manufacturer’s Invoice for such Aircraft.
(q)    No Material Adverse Change. On such Relevant Borrowing Date, no Material Adverse Change shall have occurred.
(r)    No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.
(s)    Governmental Action. All appropriate action required to have been taken prior to such Relevant Borrowing Date by the FAA or any other Government Entity of the United States or Brazil, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such Government Entities required to be in effect on such Relevant Borrowing Date in connection with the transactions contemplated by this Agreement shall have been issued.
(t)    No Sales Tax. The Lender shall be satisfied that no sales, use, value added, goods, services or like Tax, and no stamp duty, is payable with respect to the delivery of

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such Aircraft to the Borrower either on the Date of Actual Delivery or, if different, on such Relevant Borrowing Date.
(u)    Fees; Initial Principal Payment. The Borrower shall have paid the (i) Structuring Fee payable under the Funding Agreement with respect to such Relevant Loan, (ii) Initial Principal Amount payable with respect to such Relevant Loan and (iii) all other fees (including any Commitment Fee) and expenses due and payable by the Borrower under the Operative Agreements.
(v)    Export Credit Guarantee. The Lender shall have received the Export Credit Guarantee from the Export Credit Guarantor with respect to such Relevant Loan.
(w)    ASU Rating. The Guarantor shall have an ASU risk classification then in effect under the ASU equal to or higher than B-.
(x)    Other Documents. The Lender shall have received such other documents and/or evidence with respect to the Borrower, the Permitted Lessees, the Guarantor, the Manufacturer or the Engine Manufacturer as the Lender or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Agreements in respect of the relevant Aircraft, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein or therein set forth and the perfection in any relevant jurisdiction of the security interests created by the Security Agreement, provided that the Lender shall have, where practicable, given the Borrower reasonable prior notice of its requirement for the same.
(y)    [*].

SECTION 5.	[Reserved]

SECTION 6.	COVENANTS OF THE LENDER
The Lender hereby covenants with the Borrower that:
6.1    Quiet Enjoyment. The Lender agrees that so long as no Event of Default shall have occurred and be continuing, it shall not (and shall not permit any of its Affiliates or any Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of any Aircraft, any Airframe or any Engine by the Borrower or any transferee of any interest in any thereof permitted under the Security Agreement. The Lender agrees that so long as no “Event of Default” (as defined in an Other Operative Agreement) shall have occurred and be continuing, it shall not (and shall not permit any of its Affiliates or any Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the use and possession of any “Aircraft,” any “Airframe” or any “Engine” (as such terms are defined in such Other Operative Agreement) by the Borrower or any transferee of any interest in any thereof permitted under the Other Security Agreement.

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6.2    Agreement Regarding Engines. The Lender agrees, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to or owned by, the Borrower (or a Permitted Lessee) subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on any airframe subject to the Lien of the Security Agreement or the Lien of any Other Security Agreement at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7.	COVENANTS OF THE BORROWER
The Borrower hereby agrees that, so long as any Loan is owing to the Lender hereunder or the Lender shall have any commitment under the Funding Agreement, the Borrower shall:
7.1    Financial Statements. Furnish to the Lender and to the Security Trustee:
(a)    within 120 days after the end of each fiscal year of the Guarantor, a copy of the Guarantor’s audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Guarantor’s independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Guarantor in accordance with GAAP; provided that the Borrower shall have no obligation to deliver such financial statements if the Guarantor has filed an annual report on Form 10-K (or successor form) with the SEC with respect to such fiscal year;
(b)    within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, the Guarantor’s consolidated balance sheet and related consolidated statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the Borrower shall have no obligation to deliver such financial statements if the Guarantor has filed a quarterly report on Form 10-Q (or successor form) with the SEC with respect to such fiscal quarter;
(c)    concurrently with any delivery of financial statements under clause (a) above, a certificate of an officer of the Borrower certifying (i) that he is familiar with or has reviewed the relevant terms of this Agreement and has made, or caused to be made under his supervision, a review of the transactions and conditions of the Borrower during the preceding year and (ii) as to whether the Borrower has Actual Knowledge that an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

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(d)    if requested by Lender in connection with a Securitization at any time when the Borrower is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such other additional information with respect to the Borrower that would be within the scope of Rule 144A(d)(4) under the Securities Act assuming for this purpose only that the securities issued in the Securitization were deemed to be issued by the Borrower; and
(e)    promptly following any request therefor, such other nonconfidential information regarding the Aircraft, the operations, business affairs and financial condition of the Guarantor, the Borrower or any Subsidiary, or compliance with the terms of the Operative Agreements, as Lender or Security Trustee from time to time reasonably request.
7.2    Recordation Opinion. (a) Promptly upon the registration of an Aircraft and the recording of the Security Agreement Supplement covering such Aircraft (together, in the case of the Aircraft relating to the initial Relevant Loan, with the Security Agreement) with the FAA, the Borrower will deliver to the Lender, the Export Credit Guarantor and the Security Trustee an opinion of special FAA counsel in Oklahoma City, Oklahoma, reasonably acceptable to the Lender, as to the due registration of such Aircraft in the name of the Borrower, and the due recording of the FAA Bills of Sale for such Aircraft and the Security Agreement Supplement (together, in the case of the Aircraft relating to the initial Relevant Loan, with the Security Agreement) and the lack of filing of any intervening documents creating a Lien with respect to such Aircraft.

(b)    Upon each anniversary of the date hereof, the Borrower shall cause to be delivered to the Lender and the Security Trustee an opinion of counsel for the Borrower (which may be in-house counsel) to the effect that (i) during the preceding year there has not occurred any change of New York law (which may contain customary qualifications and exceptions) that would require the taking of any action in order to maintain the perfection or priority of the Lien of the Security Agreement on the Collateral or, if there has been such a change, setting forth the actions so to be taken, and (ii) no additional UCC financing statement, continuation statement or amendment thereof will be necessary during the next twelve months to maintain the perfected security interest of the Security Trustee on the Collateral or identify any such required UCC financing statement, continuation statement or amendment. The Borrower agrees to take all such actions as may be indicated in any such opinion. It is understood by the parties hereto that the obligation of the Borrower to provide annual legal opinions as described in this Section 7.2(b) is based on a third party contractual obligation of the Lender. If at any time the Lender is no longer required by such third party pursuant to any contract, agreement or other instrument to receive the annual opinions described in this Section 7.2(b), the Lender agrees that it shall notify the Borrower of the change in requirement, at which time the Borrower shall no longer be obligated under this Section 7.2(b) to cause to be delivered such annual opinions to the Lender, the Export Credit Guarantor or the Security Trustee.

(c)    Upon each anniversary of the date hereof, the Borrower shall cause to be delivered to the Lender and the Security Trustee an opinion of special FAA counsel in Oklahoma City, Oklahoma, reasonably acceptable to the Lender, to the effect that (i) the Security Agreement, each Security Agreement Supplement and any amendment thereto have been duly filed and recorded with the FAA pursuant to the Federal Aviation Code and the relevant International Interests have

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been duly registered with the International Registry, and (ii) no additional filing or recording of the Security Agreement or any Security Agreement Supplement or amendment thereof or registration with the International Registry will be necessary during the next twelve months to maintain the perfected security interest of the Security Trustee on the Collateral or identify any such required recording, filing or registration. The Borrower agrees to take all such actions as may be indicated in any such opinion or opinions. It is understood by the parties hereto that the obligation of the Borrower to provide annual legal opinions as described in this Section 7.2(c) is based on a third party contractual obligation of the Lender. If at any time the Lender is no longer required by such third party pursuant to any contract, agreement or other instrument to receive the annual opinions described in this Section 7.2(c), the Lender agrees that it shall notify the Borrower of the change in requirement, at which time the Borrower shall no longer be obligated under this Section 7.2(c) to cause to be delivered such annual opinions to the Lender, the Export Credit Guarantor or the Security Trustee.

(d)    If at any time the Lender is no longer obligated by any third party to receive the opinions specified in Section 7.2(b) and Section 7.2(c) but is instead obligated by such third party to receive opinions pursuant to a new or revised contract, agreement or other instrument, the Borrower agrees to negotiate in good faith with the Lender to provide the opinions required by such new or revised contract, agreement or other instrument.
7.3    Perfection. At its sole cost and expense, promptly cause each of the documents listed in Section 4.2(b), any subsequent Security Agreement Supplements, amendments to the Security Agreement or Permitted Leases required to be recorded pursuant to the Security Agreement, all UCC continuation statements, all UCC financing statement amendments (necessitated by any combination, consolidation or merger of the Borrower, any change in its “location” (for purposes of Section 9‑307 of the UCC), or any change in its corporate name or jurisdiction of incorporation) and any additional recordings, registrations, filings, re-recordings or refilings necessary to maintain the perfection of the Liens created thereby to be prepared and, subject only (if applicable) to the execution and delivery thereof by the Security Trustee, duly and timely filed and recorded or filed for recordation, to the extent permitted under the Federal Aviation Code (with respect to FAA-filed documents), the Cape Town Treaty (with respect to any International Interest granted under the Security Agreement) or the UCC of any applicable jurisdiction (with respect to such other documents) and except to the extent that any such acts or filings are necessitated by the combination, consolidation or merger of the Security Trustee. Borrower will give Security Trustee timely written notice (but in any event not less than 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its “location” (for purposes of Section 9‑307 of the UCC), from its then present location, or of any change in its corporate name, or of any change in its jurisdiction of incorporation (and will provide in such notice, if applicable, the identification number assigned to it by the new jurisdiction). The Borrower shall, as soon as practicable and in any case not less than 60 days before the date on which the registration with the FAA of ownership of any Relevant Aircraft would expire, cause such registration to be renewed, and shall not less than 10 Business Days prior to such date provide to the Security Trustee and the Lender evidence of the continuation of such registration. The Borrower shall provide to the Lender and the Security Trustee, not less than 20 Business Days after the filing

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or recordation of any document with respect to the perfection of the Lien of the Security Agreement initiated by the Borrower, a copy of such document.
7.4    Conduct of Business and Maintenance of Existence. Maintain its corporate existence, except as otherwise permitted pursuant to Section 7.7 and Section 9.5 hereof.
7.5    Maintenance of Certification. At all times remain a U.S. Air Carrier and be certificated and registered to the extent necessary to entitle the Security Trustee to the benefits of Section 1110 (assuming no change in the laws of the United States from the date of this Agreement which would make such benefits unavailable to mortgaged aircraft generally under the laws of the United States) including the right to take possession of any Airframe and Engines in compliance with the Security Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
7.6    Further Assurances. Upon the reasonable request of the Lender or the Export Credit Guarantor, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements for filing under the provisions of the Federal Aviation Code, the Cape Town Treaty, the UCC or any other Law or which are otherwise necessary to maintain in favor of the Security Trustee, for the benefit of the Lender, Liens required to be maintained under the Security Agreement on the Collateral or under any Other Security Agreement in respect of Other Collateral that are duly perfected in accordance with all applicable requirements of Law; provided, that any documentation or act requested hereunder shall not expand any obligation or limit any rights of the Borrower.
7.7    Consolidation and Merger. (a)  Not to consummate a Republic Merger Transaction unless Borrower complies with the terms and conditions of Section 8.8 of the Funding Agreement with respect to such transaction.
(b)    Upon closing of the Republic Merger Transaction made in accordance with this Section 7.7, the Republic Successor (if any) shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Operative Agreements to which the Borrower is a party with the same effect as if such Republic Successor had been named as Borrower originally. No Republic Merger Transaction shall have the effect of releasing Borrower or any Republic Successor from liability in respect of this Agreement or any other Operative Agreements to which it is a party.
7.8    Reporting.
(a)    Promptly after the Borrower obtains Actual Knowledge that any Default has occurred and is continuing, the Borrower will provide the Lender and Security Trustee with a notice of such Default describing such Default in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto.

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(b)    Furnish to the Lender, the Export Credit Guarantor and the Security Trustee, within 60 days after the end of each fiscal year, utilization and status reports for each Aircraft.
(c)    Promptly deliver a notice to the Export Credit Guarantor and the Lender informing such parties about any Aircraft that is not in operation for more than 120 consecutive days.
(d)    Furnish to the Lender, the Export Credit Guarantor and the Security Trustee each Annual Inspection Report, as and when required by Annex D to the Security Agreement.
7.9    [*]

SECTION 8.	EVENTS OF DEFAULT
8.1    Events of Default. If any of the following events shall occur and be continuing (an “Event of Default”):
(a)    the Borrower shall fail to make any payment of principal of, or interest on, a Loan or of any Structuring Fee, Commitment Fee, or Administration Fee within three Business Days after the same shall become due, or shall fail to pay any other amount payable by the Borrower under this Agreement or any other Operative Agreement within ten days after receipt by the Borrower of written notice from the Lender or the Security Trustee of the failure to make such payments when due; or
(b)    the Borrower shall fail to carry and maintain or cause to be carried and maintained insurance on or with respect to the Aircraft in accordance with the provisions of Section 3.3(k) of the Security Agreement; or
(c)    the Borrower shall fail to comply with the provisions of Section 7.4 or 7.8(a) hereof; or
(d)    other than as provided in clause (b) above, the Borrower shall fail to perform or observe any other covenant or agreement to be performed or observed by it under this Agreement or any other Operative Agreements or the Guarantor shall fail to perform or observe any other covenant or agreement to be performed or observed by it under the Guaranty, and, in any such case, such failure shall continue unremedied for a period of 30 days after receipt by the Borrower and Guarantor of written notice thereof by the Lender or the Security Trustee, as the case may be; provided, however, that if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of 75 days after such notice so long as the Borrower or the Guarantor is diligently proceeding to remedy such failure; or
(e)    any representation or warranty made or deemed made by the Borrower or the Guarantor in, or pursuant to, any Operative Agreements shall prove to have been incorrect in any material respect on or as of the time made or deemed made, and such incorrectness shall continue to be material to the transactions contemplated hereby and unremedied for a period

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of 30 days after receipt by the Borrower or the Guarantor, as the case may be, of written notice thereof by the Lender or the Security Trustee, as the case may be; or
(f)    a Bankruptcy Event shall have occurred and be continuing with respect to the Borrower or the Guarantor;
(g)    any consent, authorization, license or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts of the United States, any jurisdiction within the United States and, if the Aircraft is then registered under the laws of a different jurisdiction, such other jurisdiction required by the Borrower to authorize, or required by the Borrower in connection with, the execution, delivery, validity or enforceability of any of the Operative Agreements or the performance by the Borrower of its obligations under any of the Operative Agreements, is modified in a manner which, in the opinion of the Lender, materially and adversely affects the rights or interests of any of the Lender, the Export Credit Guarantor or Security Trustee in any of the Operative Agreements or is not granted, or is revoked, terminated or expires and is not renewed or otherwise ceases to be in full force and effect so that, in consequence thereof, in the opinion of the Lender acting reasonably, such rights or interests of any of the Lender, the Export Credit Guarantor or Security Trustee are materially adversely affected; or
(h)    the Security Agreement shall for any reason (other than pursuant to terms thereof) cease to create valid and perfected first priority (except as provided therein) lien on and security interest in the Collateral purported thereby or any Other Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create valid and perfected first priority (except as provided therein) lien on and security interest in any Other Collateral purported thereby, in each case under this clause (h) under the Cape Town Treaty or the laws of the United States, any jurisdiction within the United States or, if the Aircraft is then registered under the laws of a different jurisdiction, such other jurisdiction; or
(i)    the Borrower or the Guarantor shall rescind or purport to rescind or repudiate or purport to repudiate any Operative Agreement; or
(j)    one or more judgments, orders or decrees (or other similar process) shall be rendered against the Borrower (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Borrower, to the extent the relevant insurer has not denied coverage therefor) in excess of $25,000,000 or (B) otherwise, that would have, in the aggregate, an effect on the Guarantor and its Consolidated Subsidiaries as materially adverse as would a money judgment, order or decree involving an aggregate amount (excluding amounts adequately covered by insurance payable to the Borrower, to the extent the relevant insurer has not denied coverage therefor) in excess of $25,000,000 and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 60 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
(k)    Borrower shall cease to be a U.S. Air Carrier; or

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(l)    an “Event of Default” shall have occurred and shall be continuing under any Other Operative Agreement or any FINAME Related Agreement or any Other Incremental Operative Agreement (the term “Other Incremental Operative Agreement” shall mean each agreement that would be an Other Operative Agreement except for the application of the following phrase contained in the definition of “Other FINAME Transactions”: “, in each case only so long as the Export Credit Guarantor has outstanding guarantees of more than 50% of the principal amount of the Relevant Loans and more than 50% of the principal amount of such Other FINAME Indebtedness”);
then, and in any such event, (A) if such event is an Event of Default specified in clause (f) of this Section 8.1, each Relevant Loan (with accrued interest thereon) and all other amounts owing under this Agreement (including any PROEX Breakage Costs) and the Notes shall immediately become due and payable, and (B) if such event is another Event of Default, the Lender may, by written notice to the Borrower, declare each Relevant Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Lender and/or the Security Trustee may exercise the rights and remedies provided in the Security Agreement and the other Operative Agreements, and (C) the Lender may terminate its Commitment under the Funding Agreement. Except as expressly provided above in this Section 8.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding anything to the contrary contained in this Section 8.1, any failure of the Borrower to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure or error is caused solely by reason of an event referred to in the definition of Event of Loss so long as the Borrower is continuing to comply with all of the terms of Section 3.4 of the Security Agreement. The Lender agrees to accept the full performance by Guarantor of any obligation of Borrower as satisfaction of such obligation in lieu of performance by Borrower.
8.2    Rescission of Acceleration. At any time after the Lender has declared each Relevant Loan A to be due and payable and prior to the sale of any part of the Collateral pursuant to Section 5 of the Security Agreement, the Lender, by written notice to the Borrower and the Security Trustee, may rescind and annul such declaration and its consequences if: (i) there has been paid to or deposited with the Security Trustee an amount sufficient to pay all overdue installments of principal of, and interest on, the Notes and all other amounts owing by the Borrower under the other Operative Agreements, that have become due otherwise than by such declaration of acceleration, and (ii) all other Events of Default, other than nonpayment of principal or interest on the Notes that have become due solely because of such acceleration, have been cured or waived.

SECTION 9.	MISCELLANEOUS
9.1    Amendments and Waivers. This Agreement or any terms hereof may only be amended, supplemented or modified with the prior written consent of Borrower and the Lender and, to the extent such amendment affects the interests of the Security Trustee, the Security Trustee. The Lender or the Security Trustee (acting at the direction of the Lender) may, from time to time, waive, on such terms and conditions as the Lender or the Security Trustee, as the case may be, may specify in such instrument, any of the requirements of any Operative Agreement or any Event of

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Default and its consequences. In the case of any waiver the Borrower and the Lender shall be restored to their former positions and rights hereunder, and any Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent on such subsequent or other Event of Default. Any amendment or waiver effected in accordance with this Section 9.1 shall be binding upon the Lender and any subsequent Lender, the Security Trustee and the Borrower.
9.2    Notices. (a)  Any notice or communication of any kind in respect of this Agreement shall be deemed to have been received:
(i)    if made by airmail letter, ten days after the relevant letter has been dispatched by registered airmail (postage prepaid) or on the date shown in the relevant receipt, whichever is earlier;
(ii)    if made by fax, upon receipt by the sender of transmission confirmation; or
(iii)    if sent by overnight delivery service, courier or in person (and a signed acknowledgment of receipt is obtained), when delivered.
(b)    Any such notice or communication to a party hereto shall be made in English, in writing, by registered mail, fax, overnight delivery service, courier or in person, as permitted under applicable Law, and shall in addition be delivered by email (but delivery by email shall not determine the time when such notice or communication shall be deemed “delivered” hereunder), and shall be given as follows:

Borrower:	Republic Airline Inc. 8909 Purdue Road Suite 300 Indianapolis, IN 46268 Attention: President Tel: (317) 484-6000 Fax: (317) 484-6040 Email: larnell@rjet.com
Lender:
Agência Especial de Financiamento Industrial - FINAME
c/o Área de Exportação
Av. República do Chile, 330-22° Torre Oeste
Rio de Janeiro - RJ
CEP 20031-917 Brasil
Attn.: Superintendéncia da Area de Exportação
Tel: (011) 55 21 2172-8327/2172-8566
Fax: (011) 55 21 2172-6215
Email: airfinance@bndes.gov.br

Security Trustee:	Wells Fargo Bank Northwest, N.A. 260 N. Charles Lindbergh Drive Salt Lake City, UT 84116 Tel: (801) 246-6000 Fax: (801) 246-7142 Attn: Corporate Trust Lease Group

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(c)    Any party listed above may change its address and the transmission numbers for notices by notice in the manner provided in this Section 9.2.
9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
9.4    Survival of Representations and Warranties. All representations and warranties made hereunder and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of each Relevant Loan hereunder.
9.5    Successors and Assigns. (a) (1) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. Neither the Borrower nor the Lender shall assign or transfer its rights or obligations under this Agreement or the Notes, except as expressly permitted by this Agreement.
(2)    Notwithstanding the foregoing, the Borrower may assign or transfer (as aforesaid) all (but not less than all) of its rights and obligations under this Agreement and the other Operative Agreements in connection with a transaction of merger, consolidation or transfer of all or substantially all its assets made in compliance with all of the conditions set forth in Section 7.7 hereof.
(b)    (1)  Notwithstanding paragraph (a)(1) of this Section 9.5, the Lender may assign all or a portion of its rights and obligations under this Agreement if all of the following conditions are met: (i) such assignment is to (x) the federal government (União Federal) of Brazil or (y) another entity of, or owned or controlled, either directly or indirectly, by, the federal government of Brazil in connection with a reorganization initiated by the federal government of Brazil or by the board of executive directors of BNDES pursuant to which the material functions of the Lender which include this transaction are transferred to such entity, (ii) the assignee enters into an assumption agreement, in form and substance reasonably satisfactory to the Borrower, for the benefit of the Borrower, such assumption agreement to contain provisions whereby the assignee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Lender contained in this Agreement and in which the assignee makes representations and warranties as to immunity substantially equivalent to those of the Lender contained herein, (iii) the Borrower will not be obligated to pay any amount under any Operative Agreements in excess of the amount that would have been payable to the Lender had such assignment not occurred; provided, that such determination shall only be made on the date of such assignment, (iv) unless an “Event of Default” under the Loan Agreement has occurred and is continuing, the Borrower is given 30 days’ written notice in advance of such transfer (or such lesser period of notice as is reasonably practicable under the circumstances), (v) the Lender delivers to the Borrower on or prior to the date of such assignment the certificate of a duly authorized Director or the President of the Lender to the effect that each of the conditions set forth in clauses (i), (ii),

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(iii) and (iv) of this paragraph (b) has been complied with as of the date of such assignment, and (vi) unless an “Event of Default” under any Relevant Loan Agreement has occurred and is continuing, the Lender agrees to reimburse the Borrower for all reasonable and documented out-of-pocket costs and expenses incurred by it in connection with such assignment or transfer by the Lender.
(2)    Notwithstanding paragraph (a)(1) of this Section 9.5 and subject to Section 9.5(d)(iv), the Lender may assign or transfer (as aforesaid) in whole or in part its rights and obligations under this Agreement and the other Operative Agreements (any such transaction, an “Assignment”); provided that all the conditions under this clause (2) are met. Any such Assignment may be made by the Lender to an assignee as part of a securitization transaction involving the Loans in whole or in part (a “Securitization”). With respect to any Assignment:
(i)    each party hereto agrees that, with respect to a Securitization, a special purpose entity (an “SPV”) organized in a manner acceptable to the placement agents, rating agencies and other participants in the transaction shall be an acceptable successor Lender under the Operative Agreements (it being understood that such SPV may only have nominal capitalization) with the result that neither Lender nor BNDES will be responsible for the performance of the obligations of the Lender under the Operative Agreements with respect to the period after the date of assignment to the extent the SPV assumes such obligations;
(ii)    the Borrower agrees that, with respect to a Securitization solely involving loans made under the Funding Agreement, in connection with an optional prepayment of a Relevant Loan A by the Borrower after the date of such Securitization, the Borrower will agree to pay, to the extent that the principal amount of the Relevant Loan A is insufficient to repay the principal amount of the SPV’s securities corresponding to such principal amount of the Relevant Loan A plus a market-based make-whole premium (calculated with a discount rate not less than the prevailing yield on U.S. Treasury securities having approximately the same average life as the average life of the SPV’s securities without any margin) on such principal amount of the SPV’s securities, an amount equal to such deficiency;
(iii)    each party hereto agrees that the Operative Agreements, closing documents and legal opinions may be disclosed to the rating agencies, underwriters, investors, agents and trustees and other parties in the Assignment, and their respective counsel, insurance brokers, auditors, agents and advisors who agree to hold such information confidential;
(iv)    each party hereto agrees that the transaction may be structured in a manner determined by the Lender and its advisors within the parameters of this clause (b)(2) to include the possibility in a Securitization of a pre-funded structure in which the Lender continues to initially finance the Loans;

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(v)    each party hereto agrees that the SPV may create a perfected lien on the Loan Agreement and related Operative Agreements to secure the indebtedness of the SPV to its lenders; and
(vi)    the Borrower agrees to name the SPV (or other successor Lender) an additional insured on liability insurance and as an indemnitee with respect to indemnifications contained in the Operative Agreements, and to continue to name the Security Trustee as loss payee on hull insurance.
(3)    At the request of Lender, the Borrower agrees to cooperate reasonably with any Assignment that is structured and proposed to be documented reasonably in light of market standards, provided that (i) the Borrower’s obligations under the Operative Agreements shall not be increased as a result of any such transaction (except to the extent provided in paragraph (d)(iv) below), (ii) the Lender pays all reasonable out-of-pocket costs and expenses of the Borrower (including reasonable fees and disbursements of outside counsel to the Borrower, subject to such counsel providing estimate and periodic reports and invoices) in connection with an Assignment, and (iii) in a Securitization, the Lender agrees to indemnify the Borrower for any liabilities, obligations, losses or damages incurred by the Borrower as a result of such Assignment (except to the extent provided in paragraph (b)(2)(ii) above and (d)(iv) below), subject to normal exceptions. The Borrower’s agreement to cooperate reasonably with Assignments that are structured and proposed to be documented reasonably in light of market standards shall include the following, in each case with respect to not more than one Assignment per calendar year:
(A)    to make available to the underwriters (or investors, as applicable) a reasonable opportunity to conduct customary due diligence with respect to the Guarantor (and its Subsidiaries, if applicable);
(B)    if requested by the Lender, to provide customary legal opinions and accountants’ comfort letters and to consider in good faith such amendments to the Operative Agreements as may be reasonably requested by the Lender in order to close the Assignment in the then current market conditions, such possible amendments to include adjustments of payment dates to facilitate the Assignment; and
(C)    to make good faith efforts to accommodate the timing of such Assignment proposed by the Lender, provided that the Borrower shall not be obligated to cooperate in any such Assignment if Lender’s proposed timing would interfere with another similar financing transaction proposed by the Borrower, provided, further, that the Borrower shall be available to cooperate in at least one such Assignment per calendar year on a timely basis reasonable for such an Assignment.
(c)    With respect to the non-economic covenants of the Borrower in the Operative Agreements, it is agreed by the parties hereto that such provisions shall be amended, at the request of the Lender, prior to any Assignment involving an assignment or transfer of the Loans in their entirety, in order to reflect either the agreement of the parties with respect to such provision

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after an Assignment as set forth in the Operative Agreements, or if no such agreement is set forth in the Operative Agreements, the then current market standard for transactions similar to the proposed Assignment which have been closed by the Borrower within twelve (12) months prior to the proposed Assignment.
(d)    (i)  The Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more banks or other entities (“Loan Participants”) participating interests in any Note issued to Lender, and such Lender’s related rights and/or obligations under the other Operative Agreements. In the event of any such sale by a Lender of a participating interest to a Loan Participant, such Lender’s obligations under the other Operative Agreements to the other parties thereto shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Note for all purposes under the Operative Agreements, the Borrower and the Security Trustee shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Operative Agreements and the Borrower shall have no greater obligation under the Operative Agreements (pursuant to applicable Law in effect at the time of such sale) than it would have had assuming no such sale to a Loan Participant been made. The Borrower agrees that each Loan Participant shall be entitled to the benefits of Section 2.9 to the same extent as if it were a Lender; provided, however; that a Loan Participant shall not be entitled to receive any greater payment under Sections 2.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant.
(ii)    The Lender further agrees that any Assignment will be subject to the provisions of clauses (iv) (with respect to the Loans, or the portion thereof transferred, as the case may be), (v), (vi) (as to clauses (iv) and (v)) and (viii) of Subsection 9.5(b)(1); provided, however, that no transferee (in an Assignment or Securitization) will be obligated to assume the liabilities of the transferring Lender with respect to its indemnities, misrepresentations or failure to perform covenants hereunder or under the other Operative Agreements. Notwithstanding the preceding proviso, each transferring Lender will retain and will not be relieved of any of its liabilities referred to in the preceding proviso.
(iii)    The Lender further agrees that it will not transfer the Loans or the Notes or interest therein in violation of the U.S. federal or applicable state or foreign securities Law. The Lender agrees that it will not sell, assign, convey, exchange or otherwise transfer the Loans or the Notes or any interest in, or represented by, the Loans or Notes unless (it being understood that if the transferee is the SPV, this provision shall not apply to the transfer to the SPV, but rather to the acquirer of securities issued by the SPV) (the “SPV Securities”):
(A)    the proposed transferee either (w) provides a written representation to the Borrower, or (x) is deemed to represent by acquisition of the SPV Securities or the Loans or Notes or interest therein that either (a) no portion of the funds it uses to purchase, acquire and hold the Notes or interest therein or SPV Securities (as applicable) constitutes, or may be deemed under the Code or ERISA or any regulations or rules hereunder to constitute, the assets of any Plan subject to Title I of ERISA or Section 4975 of the Code, or (b) the transfer and subsequent holding

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of the Loans, Notes or interest therein or SPV Securities (as applicable) shall not involve and/or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving the Borrower (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued hereunder); and
(B)    each subsequent transferee is obligated also to make the representation or deemed representations described in clause (A) above.
Notwithstanding the foregoing, a proposed transferee shall only be permitted to make the “deemed” representation described above, rather than the “written” representation described above, if the proposed transferee is acquiring the SPV Securities or the Loans or Notes or interest therein (as applicable) (y) in connection with a registered public offering or an offering pursuant to Securities Act of 1933 Rule 144A (or any successor rules) (a “Broad Based Offering”) (as distinguished from a privately negotiated private placement) or (z) in connection with a subsequent transfer of such SPV Securities or the Loans or Notes or interest therein (as applicable) following a previous Broad Based Offering.
If the proposed transferee is the SPV, the SPV shall provide the Borrower with a written representation to the effect that, based upon, and subject to the accuracy of the representations made by the acquirers of the SPV Securities described above, either (a) no portion of the funds it uses to purchase, acquire and hold the Loans, Notes or interest therein constitutes, or may be deemed under the Code or ERISA or any regulations or rules thereunder to constitute, the assets of any Plan subject to Title I of ERISA or Section 4975(c)(1) of the Code or (b) the transfer and subsequent holding of the Loans, Notes or interest therein shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving the Borrower (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder).
(iv)    In the event that the Loans or any interest therein is transferred by the Lender, to a transferee that is not a Brazilian Government Lender such transferee shall not be entitled to any greater payments with respect to withholding Tax than the Lender would have been entitled to absent the transfer other than as a result of a change in law, provided that (A) such Lender delivers (upon written request of the Borrower) if it is legally able to do so, a properly completed IRS Form W‑8BEN or W‑8ECI (or successor forms) evidencing an exemption from U.S. Withholding Tax and (B) neither (i) any change to an income tax treaty to which the United States is a party where such treaty changes from not containing a limitation on benefits provision substantially similar to the limitation on benefits provision in the United States Model Income Tax Convention of November 15, 2006 (a “LOB Provision”) to containing a LOB Provision nor (ii) any change in law which had been formally proposed prior to the transfer date will be considered a change in law for purposes of this paragraph; provided, further, that with respect to a transferee other than a Brazilian Government Lender, to the extent a transferee would be subject to U.S.

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Withholding Taxes on the date of the transfer, the Borrower shall not be liable for such U.S. Withholding Taxes.
(v)    The Borrower or its agent shall maintain a register (the “Register”) for the recordation of the names and addresses of the owners of the Loans and the Notes and the principal amounts owing to such owners. Pursuant to the Security Agreement the Security Trustee agrees to maintain the Register as agent for and on behalf of the Borrower. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, its agent and the Lender may treat any person whose name is recorded in the Register as the owner of any interest in the Loans and the Notes recorded therein for all purposes of this Loan Agreement and the other Operative Agreements. Upon the receipt of notice from any owner of any interest in the Loans and the Notes of any transfer of any such interest in the Loans and the Notes in compliance with the provisions of this Section 9.5, the Borrower or its agent shall record such transfer in the Register and give notice of such recordation to the owner and transferee of any such interest in the Loans and the Notes.
Notwithstanding the foregoing, the Security Trustee shall not be required to register the transfer of the Loans (in whole or in part) and the Notes unless it shall have received a certificate from the Borrower or the Lender to the effect that all conditions to such transfer set forth in Section 9.5 hereof have been complied with (provided that this sentence shall in no way diminish Lender’s obligations under this Section 9.5 with respect to any transfer).
The transfer of the right to principal of, and interest on, the Loans will be effective only upon (i) notice to the Borrower or its agent of such transfer and (ii) recordation of such transfer in the Register.
(e)    If the Borrower is obligated to sell one or more Aircraft to American Airlines, Inc. ("AA") pursuant to the Code-Share Agreement between the Borrower and AA due to the continuation of a labor strike with respect to employees of the Borrower, upon request of the Borrower the Lender shall consent to the sale of each such Aircraft and the assignment of the obligations and liabilities of the Borrower under the Operative Agreements with respect to the Related Loan for each such Aircraft to AA and the assumption of such obligations and liabilities by AA, subject to terms and conditions reasonably satisfactory to the Lender, AA and the Borrower. Upon effectiveness of any such assignment and assumption, the Borrower shall be released from all of its obligations and liabilities relating to each such assigned Related Loan. Notwithstanding anything to the contrary in this Section 9.5(e), no such assignment and assumption shall become effective without the written consent of the Export Credit Guarantor and satisfaction of all conditions necessary to ensure that the Export Credit Guarantee remain in full force and effect on the same terms as set forth in the Export Credit Guarantee on the date the Relevant Loan was advanced.
9.6    [Reserved]
9.7    Contractual Currency. (a)  This is an international transaction in which the specification of the currency of payments is of the essence. Except as otherwise provided herein, each payment under this Agreement will be made in Dollars (the “Contractual Currency”). Any obligation to make payments under this Agreement or any other Operative Agreements in the

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Contractual Currency will not be, to the extent permitted by applicable Law, discharged or satisfied by any tender in any currency other than the Contractual Currency (unless otherwise specified herein or therein).
(b)    To the extent permitted by applicable Law, rule or regulation, if any judgment or order expressed in a currency other than the Contractual Currency is rendered for the payment of any amount owing in respect of this Agreement or any other Operative Agreements or in respect of a judgment or order of another court for the payment of any amount owing in respect of this Agreement or any other Operative Agreements, the party to which such payment is owed, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency (and will refund promptly to the other party any excess of the Contractual Currency received by such party) if such shortfall (or such excess) arises or results from any variation between (i) the rate of exchange at which the currency of the judgment or order is converted into the Contractual Currency on the date of entry of such judgment or order and (ii) the rate of exchange at which such party is able to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, to the extent permitted by law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.9    Integration. This Agreement and the other Operative Agreements represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower or the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.
9.10    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.11    Submission to Jurisdiction; Waivers. (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Loan Agreement or any of the other Operative Agreements to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such

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Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Loan Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Loan Agreement or any of the other Operative Agreements in the courts of any jurisdiction.
(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or any of the other Operative Agreements to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    The Borrower hereby irrevocably and unconditionally agrees that service of process upon it in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 hereof or at such other address of which the Lender shall have been notified pursuant thereto.
9.12    Waiver of Immunities. The Lender agrees that, to the extent that the Lender or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from (a) any legal action, suit, arbitration proceeding or other proceeding, (b) set-off or counterclaim, (c) the jurisdiction of any court of competent jurisdiction, (d) service of process, (e) relief by way of injunction, order for specific performance or for recovery of property, (f) attachment of its assets prior to judgment or after judgment, (g) attachment in aid of execution or levy, (h) execution or enforcement of any decree or judgment, (i) judgment or jurisdiction or from any other legal process in any jurisdiction, the Lender, for itself and its property, does, to the full extent permitted by applicable law, rule or regulation, hereby irrevocably and unconditionally waive all rights to, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the other Operative Agreements, or the subject matter hereof or thereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions or under any statute, including the Foreign Sovereign Immunities Act of 1976 of the United States of America. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against the Lender with respect to this Agreement.
9.13    WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.
9.14    Confidentiality. Each of the Borrower and the Lender agrees to keep confidential all non-public information provided to it pursuant to or in connection with this Agreement, the other Operative Agreements and the transactions contemplated hereby or thereby

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(“Confidential Information”); provided that nothing herein shall prevent either party hereto from disclosing any such information (i) to its employees, directors, agents, attorneys, accountants and other professional advisors in which case such persons will be advised of the confidential nature of the information so disclosed and will be required to keep such information confidential; (ii) to Security Trustee or BNDES, following the occurrence of an Event of Default or as otherwise provided in the Operative Agreements, (iii) upon the demand of any Government Entity having jurisdiction over such party, or in response to any order of any court or other Government Entity or as may otherwise be required pursuant to any requirement of Law, after providing the other party with prompt notice of such request, demand, order or other requirement so that such party may seek an appropriate protective order and after making reasonable efforts to resist disclosure, (iv) in connection with the exercise of any remedy hereunder or under the other Operative Agreements, (v) as permitted in Section 9.5(b) in connection with an Assignment or Securitization, (vi) in the situations foreseen in Complementary Law no. 105 of January 10, 2001 of Brazil or at the request of the Federal Public Administration or the Accounting Court of Brazil (Tribunal de Contas da União), in which case the requesting entities will be advised of the confidential nature of the information so disclosed, (vii) if required by the terms of any Operative Agreements, (viii) to SBCE — Seguradora Brasileira de Crédito à Exportação S.A., COFIG and any other entity of the Brazilian federal government in connection with obtaining approval of the Export Credit Guarantee or (ix) if the other party gives its prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, the Borrower may disclose any Operative Agreement to its code-share partner for whom an Aircraft is operated.
9.15    Payment of Expenses and Costs. Except in respect of an assignment in accordance with and to the extent provided in Section 9.5(b), the Borrower agrees (a) to pay or reimburse the Lender, the Export Credit Guarantor and the Security Trustee on an After-tax Basis for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Operative Agreements (including without limitation, any registration, filing or recording fees with respect to the filings required under Section 4.2(b) with the FAA, the International Registry or under the UCC and any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts), and any amendment, supplement or modification of this Agreement or any other Operative Agreements requested by the Borrower or Guarantor, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, the Export Credit Guarantor and the Security Trustee and translation and registration fees, and (b) to pay or reimburse the Lender and the Security Trustee on an After-tax Basis on demand for all their reasonable and documented costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the Guaranty and the other Operative Agreements to which the Borrower is a party, including, without limitation, any translation and registration costs necessary for the enforcement of this Agreement, the Guaranty and any Operative Agreements to which the Borrower is a party, and the reasonable fees and disbursements of counsel to the Lender and of counsel to the Security Trustee and any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts, (c) to pay, indemnify, and hold the Lender, the Export Credit Guarantor and the Security Trustee harmless from any and all United States and International Registry recording, registration and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, such United States recording and filing fees, if any, which may be payable or determined to be payable in connection

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with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Guaranty and the other Operative Agreements to which the Borrower is a party and (d) to pay or reimburse each of the Lender and the Export Credit Guarantor on demand for all of its reasonable costs and expenses, including any Brazilian Taxes that may be imposed on or calculated by reference to such cost and expense amounts, and the reasonable fees and disbursements of counsel to the Lender and counsel to the Export Credit Guarantor, incurred in connection with the assignment of any Relevant Loan that occurs as a result of the occurrence and continuation of an Event of Default. Anything in this Section 9.15 notwithstanding, if any loan fails to be disbursed as a result of the failure of the Lender to act in good faith to fulfill its obligations or otherwise to comply with the terms of this Agreement or any other Operative Agreements, the Lender shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its counsel) relating to such loan.
9.16    General Indemnity. (a)  Indemnity. Borrower shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on an After-tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:
(i)    The Operative Agreements, the transactions contemplated thereby, and the enforcement of any of the terms thereof;
(ii)    Any Aircraft, Airframe, Engine or Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, non-acceptance or rejection, ownership, registration, re-registration, deregistration, delivery, non-delivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of any Aircraft, Engine or Part, (ii) any claim or penalty arising out of violations of applicable Laws by Borrower (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of any Aircraft, Engine or Part; and
(iii)    Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Borrower under any Operative Agreements, or the falsity of any representation or warranty of Borrower in any Operative Agreements.
(b)    Exceptions. Notwithstanding anything contained in Section 9.16(a), Borrower shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 9.16(a) in respect of any Expense of such Indemnitee:

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(i)    For any Taxes or a loss of Tax benefit, whether or not Borrower is required to indemnify therefor pursuant to the Operative Agreements; provided, however, this Section 9.16(b)(i) shall not apply to any Taxes taken into account in making any payment on a net After-tax Basis;
(ii)    Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by Borrower of its obligations pursuant to the terms of the Operative Agreements) that occur after the Lender is required to direct the Security Trustee to release all remaining Collateral pursuant to Section 2.10 of this Agreement;
(iii)    To the extent attributable to any Assignment or other transfer of the Loans or Notes by a Lender, except for out-of-pocket costs and expenses incurred pursuant to the exercise of remedies under any Operative Agreements resulting from an Event of Default;
(iv)    To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreements);
(v)    To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreements;
(vi)    To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreements;
(vii)    To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Loans or the Notes in violation of applicable federal, state or foreign securities Laws (other than any violation thereof caused by the acts or omissions of Borrower);
(viii)    To the extent attributable to the failure of the Security Trustee to distribute funds received and distributable by it in accordance with the Operative Agreements;
(ix)    Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreements other than such as have been requested by Borrower or Guarantor or as are required by or made pursuant to the terms of the Operative Agreements;

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(x)    To the extent attributable to any amount which any Indemnitee expressly agrees in writing to pay or such Indemnitee expressly agrees in writing shall not be paid by or be reimbursed by Borrower;
(xi)    To the extent that it is an ordinary and usual operating or overhead expense;
(xii)    If another provision of an Operative Agreement specifies the extent of Borrower’s or Guarantor’s responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Borrower or Guarantor to comply with such specified responsibility or obligation;
(xiii)    To the extent it is an expense dealt with in Section 9.15;
(xiv)    To the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, resulting from a breach of the representation of such Indemnitee or any related Indemnitee set forth in Section 6.7; and
(xv)    To the extent attributable to a Lender Lien or a Security Trustee Lien.
For purposes of this Section 9.16, a Person shall be considered a “related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.
(c)    Separate Agreement. This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.
(d)    Notice. If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 9.16 is made, such Indemnitee shall give prompt written notice thereof to Borrower. Notwithstanding the foregoing, the failure of any Indemnitee to notify Borrower as provided in this Section 9.16 shall not release Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Borrower (in which event Borrower shall not be responsible for such additional Expense) or materially impairs Borrower’s ability to contest such claim.
(e)    Notice of Proceedings; Defense of Claims; Limitations.
(i)    In case any action, suit or proceeding shall be brought against any Indemnitee for which Borrower is responsible under this Section 9.16, such Indemnitee shall notify Borrower of the commencement thereof and Borrower may, at its expense, participate in and to the extent that it shall wish (subject to the

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provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.16(e)(iii), settle or compromise the same.
(ii)    Borrower or its insurer(s) shall have the right, at its or their expense, to investigate or, if Borrower or its insurer(s) shall agree in writing not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 9.16 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.16, and each Indemnitee shall cooperate with Borrower or its insurer(s) with respect thereto; provided that Borrower shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Event of Default (except during the Section 1110 Period), (ii) if such proceedings would entail a material risk of the sale, forfeiture or loss of an Aircraft, (iii) if such proceedings would entail a risk of criminal liability or greater than de minimis risk of material civil penalties being imposed on such Indemnitee, or (iv) if an actual or potential material conflict of interest exists making it advisable in the good faith opinion of such Indemnitee (on the basis of prevailing standards of professional responsibility) for such Indemnitee to be represented by separate counsel. In connection with any such action, suit or proceeding being controlled by Borrower, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Borrower; provided that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with the defense of such case.
(iii)    In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.16.
(iv)    In the case of any Expense indemnified by the Borrower hereunder which is covered by a policy of insurance maintained by Borrower pursuant to the Security Agreement, at Borrower’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.
(v)    If an Indemnitee is not a party to this Agreement, Borrower may require such Indemnitee to agree in writing to the terms of this Section 9.16 prior to making any payment to such Indemnitee under this Section 9.16.
(vi)    Nothing contained in this Section 9.16 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

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(f)    Information. Borrower will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Borrower’s control or is reasonably available to Borrower, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.16. The Indemnitee shall supply Borrower with such information not within the control of Borrower, as is in such Indemnitee’s control or is reasonably available to such Indemnitee, which Borrower may reasonably request to control or participate in any proceeding to the extent permitted by Section 9.16.
(g)    Effect of Other Indemnities; Subrogation; Further Assurances. Upon the payment in full by Borrower of any indemnity provided for under this Agreement, Borrower, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee’s insurance policies) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Borrower to permit Borrower to pursue such claims, if any, to the extent reasonably requested by Borrower and at Borrower’s expense.
(h)    Expenses. For the purposes of this Section 9.16, “Expenses” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature and shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).
(i)    Indemnitee Defined. For the purposes of this Section 9.16, “Indemnitee” means the Lender, the Export Credit Guarantor, BNDES, SBCE, the Security Trustee and their respective successors and permitted assigns and any officers, employees, agents, servants or directors of any thereof.
(j)    Primary Obligor. The Borrower’s obligations under this Section 9.16 shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Loan Agreement, or any other document or instrument, and the Person seeking indemnification from the Borrower pursuant to any provision of this Loan Agreement may proceed directly against the Borrower without first seeking to enforce any other right of indemnification.
(k)    Waiver of Certain Claims. The Borrower hereby waives and releases any Expense now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel of the Borrower, loss or damage to property of the Borrower, or the loss of use of any property of the Borrower, which results from or arises out of the condition, use or operation of any Aircraft, including, without limitation, any latent or patent defect whether or not discoverable.
(l)    Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Borrower hereunder, such Indemnitee will (in the case of the Lender, to the extent permitted by applicable Law (and such Lender agrees to use reasonable efforts to obtain any required approval of the Central Bank of Brazil)) promptly pay the amount refunded

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(but not an amount in excess of the amount Borrower or any of its insurers has paid in respect of such Expense) over to Borrower unless an Event of Default, Payment Default, or, except during the Section 1110 Period, Bankruptcy Default shall have occurred and be continuing, in which case such amounts shall be paid over to the Security Trustee to hold as security for Borrower’s obligations under the Operative Agreements or, if requested by Borrower, applied to satisfy such obligations.
9.17    Instruction to Security Trustee. The Lender hereby acknowledges that it is familiar with and agrees to all the terms and provisions of the Security Agreement, appoints Wells Fargo Bank Northwest, National Association, as the Security Trustee and directs the Security Trustee to enter into and deliver the Security Agreement and to perform its obligations thereunder.
9.18    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations the due of the Borrower now or hereafter existing under the Operative Agreements; provided that prior to such set off the Lender shall have made any demand under this Loan Agreement to the extent permitted by law. The Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.
9.19    Notices, Instructions, Consents, Execution and Waiver. Whenever the provisions of this Agreement or any Operative Agreements require or permit notice from or to, instructions from, consent of, execution of any amendment, supplement, modification, instrument, certificate or other document by, or a waiver by, the Lender, the notice from or to, instruction from, consent of, execution by or waiver by, the holders on the date of such notice, instruction, consent, execution or waiver of more than 50% in interest of the principal amount of the Notes then outstanding shall be considered notice from or to, instruction from, consent of, execution by or waiver by, the Lender and shall be binding upon any present or subsequent Lender; provided, however, that without the consent of each holder at the time thereof affected thereby, no amendment, supplement, consent or waiver shall:
(1)    change the final maturity of any Note, or change the dates or amounts of payment of any installment of the principal of or interest on any Note, or reduce the principal of or interest on any Note, or change to a location outside the United States of America the place of payment where, or the coin or currency in which, the principal amount of any Note is payable; or
(2)    create any Lien with respect to the Collateral except such as are permitted by the Security Agreement, or deprive any such holder of the benefit of the Lien on the Collateral created by the Security Agreement; or
(3)    modify the provisions of this Section 9.19; or

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(4)    adversely affect any indemnities in favor of such holder.
9.20    Execution of Financing Statements. Pursuant to any applicable Law, the Borrower authorizes the Security Trustee (which shall be deemed a permissive right and not an obligation) to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Security Trustee and the Lender determine appropriate to perfect the security interests of the Security Trustee under this Agreement and the other Operative Agreements.
9.21    Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interests granted (or Prospective International Interests to be granted) under the Security Agreement, and each party hereto covenants and agrees that it will take all such action reasonably requested by the Borrower or the Security Trustee in order to make any registrations with the International Registry, including becoming a registry user entity with the International Registry and providing consents to any registration as may be contemplated by the Operative Agreements.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
REPUBLIC AIRLINE INC.

By:     /s/ Lars-Erik Arnell
    Name: Lars-Erik Arnell
    Title: SVP, Corporate Development
AGÊNCIA ESPECIAL DE FINANCIAMENTO INDUSTRIAL -FINAME

By:     /s/ Luciano Coulinho        Name: Luciano Coulinho
    Title: Junta de Administracao Finame

WITNESS:

[Signature page to Loan Agreement (2013)]

ANNEX B-1
to Loan Agreement
[Form of] PROMISSORY NOTE

NOTE A

THIS NOTE A HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT
THIS NOTE A IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
SECTION 9.5 OF THE LOAN AGREEMENT
REFERRED TO BELOW.

ISSUED IN CONNECTION WITH

ONE EMBRAER ERJ 175LR (CERTIFICATION DESIGNATION
AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT WITH MANUFACTURER’S SERIAL
NUMBER [_____] AND INITIALLY BEARING UNITED
STATES FEDERAL AVIATION ADMINISTRATION
REGISTRATION NO. [TN]
AND TWO GENERAL ELECTRIC CF34-8E5-SERIES ENGINES
(THE “AIRCRAFT”)

$[________] Relevant Interest Rate: [ ]% per annum	New York, New York [Note Date_]
[The Floating Rate]

FOR VALUE RECEIVED, the undersigned, Republic Airline Inc., an Indiana corporation (the “Borrower”), hereby unconditionally promises to pay to Agência Especial de Financiamento Industrial-FINAME (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [______________] ($[__________]), or, if less, the unpaid principal amount of the Relevant Loan A with respect to the Aircraft outstanding under the Loan Agreement, as hereinafter defined. The principal amount of the Relevant Loan A, and interest payable in advance thereon, shall be paid in installments consisting of principal and interest payable on each Payment Date in the amount in Dollars set forth in Schedule 1 hereto for such Payment Date [modify appropriately for Relevant Loans bearing interest rates at a Floating

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2

Rate], as provided in Section 2.2 of the Loan Agreement (2013) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of July 2, 2013, between the Borrower and the Lender.
This Note A (a) is the Relevant Note A with respect to the Aircraft referred to in the Loan Agreement as described above, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Note A is secured as provided in the Operative Agreements. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security provided, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note A in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note A may be declared to be, or under certain circumstances shall become, immediately due and payable, all as provided in the Loan Agreement.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
Each holder hereof, by its acceptance of this Note A, agrees to be bound by and to observe the provisions of the Loan Agreement and the other Operative Agreements applicable to the Lender.
The Lender may not sell, assign, pledge or otherwise transfer all or any portion of this Note A or any interest in this Note A including any participation in this Note A except as provided in the Loan Agreement.

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3

THIS NOTE A SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
REPUBLIC AIRLINE INC.

By:

Name:

Title:

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Schedule 1
to Note A
PAYMENT SCHEDULE

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ANNEX B-2
to Loan Agreement
[Form of] PROMISSORY NOTE

NOTE B

THIS NOTE B HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT
THIS NOTE B IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
SECTION 9.5 OF THE LOAN AGREEMENT
REFERRED TO BELOW.

ISSUED IN CONNECTION WITH

ONE EMBRAER ERJ 175LR (CERTIFICATION DESIGNATION
AND SHOWN ON THE FAA RECORDS AS ERJ 170-200LR)
AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [_____]
AND INITIALLY BEARING UNITED STATES
FEDERAL AVIATION ADMINISTRATION
REGISTRATION NO. [TN]
AND TWO GENERAL ELECTRIC CF34-8E5 SERIES ENGINES
(THE “AIRCRAFT”)

$[_________________] Relevant Interest Rate: [ ]% per annum	New York, New York [Note Date]
[The Floating Rate]
FOR VALUE RECEIVED, the undersigned, Republic Airline Inc., an Indiana corporation (the “Borrower”), hereby unconditionally promises to pay (subject to the next sentence) to Agência Especial de Financiamento Industrial-FINAME (the “Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of [_________________] ($[_________________]), or, if less, the unpaid principal amount of the Export Credit Guarantee Loan with respect to the Aircraft outstanding under the Loan Agreement, as hereinafter defined. The principal amount of the Relevant Export Credit Guarantee Loan, and interest thereon which shall be paid in advance, shall be paid in installments consisting of principal and advance interest payable on each Payment Date in the amount in Dollars set forth in Schedule 1 hereto for such Payment Date [modify appropriately for Relevant Loans bearing interest rates at a Floating Rate],

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2

as provided in Section 2.2 of the Loan Agreement (2013) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of July, 2, 2013, between the Borrower and the Lender, and if the Relevant Export Credit Guarantee Loan is prepaid pursuant to Section 2.4 or 2.5 of the Loan Agreement, all principal of and interest on the Relevant Export Credit Guarantee Loan shall be deemed satisfied by payment of the Export Credit Guarantee Loan Prepayment Amount.
This Note B (a) is the Relevant Note B with respect to the Aircraft referred to in the Loan Agreement as described above, (b) is subject to the provisions of the Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement. This Note B is secured as provided in the Operative Agreements. Reference is hereby made to the Operative Agreements for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security provided, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note B in respect thereof.
Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note B may be declared to be, or under certain circumstances shall become, immediately due and payable, all as provided in the Loan Agreement.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
Each holder hereof by its acceptance of this Note B, agrees to be bound by and to observe the provisions of the Loan Agreement and the other Operative Agreements applicable to the Lender.
The Lender may not sell, assign, pledge or otherwise transfer all or any portion of this Note B or any interest in this Note B including any participation in this Note B except as provided in the Loan Agreement.

Loan Agreement (2013)
NYDOCS01/1266448.20

3

THIS NOTE B SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
REPUBLIC AIRLINE INC.

By:

Name:

Title:

Loan Agreement (2013)
NYDOCS01/1266448.20

Schedule 1
to Note B
PAYMENT SCHEDULE

Loan Agreement (2013)
NYDOCS01/1266448.20

Schedule 2
to Note B
EXPORT CREDIT GUARANTEE LOAN PREPAYMENT AMOUNT
The following amounts shall be applicable for purposes of clause (i) of the definition of Export Credit Guarantee Loan Prepayment Amount:

Payment Date	Amount

Exhibit A-1

[Form of Opinion of Special New York Counsel for the Borrower and Guarantor for the Initial Relevant Closing]
[Date]
To the Persons Listed on Schedule I Attached Hereto

Re:	Loan Financing of Embraer 175LR (Certificate Designation ERJ 170-200LR) Aircraft

Ladies and Gentlemen:
We have been requested by Republic Airline Inc., an Indiana corporation (the “Company”), and Republic Airways Holdings Inc., a Delaware corporation (the “Guarantor”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by (i) the Loan Agreement (2013), dated as of [________], 2013 (the “Loan Agreement”), between the Company and Agência Especial de Financiamento Industrial – FINAME, a Brazilian Federal public company (the “Lender”), (ii) the Aircraft Security Agreement (2013), dated as of [________], 2013 (the “Security Agreement”), between the Company and Wells Fargo Bank Northwest, National Association, a national banking association, in its capacity as Security Trustee (the “Security Trustee”), and (iii) the Guaranty (2013), dated as of [________], 2013 (the “Guaranty”) by the Guarantor in favor of the Lender and the Security Trustee relating to the Loan Agreement. Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms in the Loan Agreement.
In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:
(i)    the Loan Agreement;
(ii)    the Security Agreement;

(iii)	Security Agreement Supplement No. 1, dated as of the date hereof (the “Security Agreement Supplement”), between the Company and the Security Trustee;

(iv)
the Relevant Note A and the Relevant Note B, each dated the date hereof, evidencing the Relevant Loans (the “Relevant Notes”) made with respect to the Airframe and Engines identified in the Security Agreement Supplement (the “Airframe” and “Engines” and, collectively, the “Aircraft”);

(v)	the Engine Manufacturer’s Consent and Agreement with respect to the Aircraft;

(vi)	the Manufacturer’s Acknowledgment with respect to the Aircraft;

(vii)	the Guaranty; and

(viii)	the UCC1 Financing Statement attached hereto as Annex A, with respect to the Company naming it as debtor and the Security Trustee as secured party (the “UCC Financing Statement”).
We have also examined and relied upon such other documents and such other records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company and the Guarantor as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. References contained herein to (x) the term “UCC” means the Uniform Commercial Code as adopted and in effect on the date hereof in the State of New York or the State of Indiana or another relevant jurisdiction, (y) the term “New York UCC” means the UCC of the State of New York as so adopted and in effect and (z) the term “Indiana UCC” means the UCC of the State of Indiana as so adopted and in effect. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:
A.    The opinions set forth below are limited to the General Corporation Law of the State of Delaware, the Business Corporation Law of the State of Indiana, Chapter 9.1 of the Indiana UCC (subject to the qualifications set forth in paragraph H below), the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Federal Aviation Code (except as expressly provided in paragraph 8 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment financed by the Company under the Loan Agreement. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Agreement.
B.    The opinions set forth in paragraph 6 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Security Agreement are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of that agreement and does not, in our opinion, make the remedies provided in that agreement, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for severability of the provisions of an Operative Agreement or (ii) Section 9.13 of the Loan Agreement or any similar provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.
C.    To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinion dated the date hereof of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C. being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinion.
D.    We have assumed (except as expressly set forth in our opinions below with respect to the Company and the Guarantor) the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties was duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument or laws applicable to it, that value has been given by Lender to the Company under the Loan Agreement at the Relevant Closing on the date hereof and that the Company had as of the Relevant Closing rights in the Aircraft and the Related Collateral.
E.    We have assumed that the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

F.    We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.
G.    We express no opinion as to any provision in any Operative Agreement that is contrary to the mandatory portions of Part 6 of Article 9 of, or Sections 9-401, 9-406, 9-407 or 9-408 of, the New York UCC.
H.    With respect to our opinion in paragraph 11 below, to the extent our opinion is not governed by the laws of the State of New York, our opinion is based solely on a review of Chapter 9.1 of the Indiana UCC. Our opinions herein with respect to Chapter 9.1 of the Indiana UCC are limited to the official statutory text thereof as set forth in the CCH Secured Transactions Guide (updated through [__________], 2013) and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Indiana, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Indiana that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Indiana. Accordingly, we caution you that the opinion in paragraph 11 below could be materially affected by other statutes, laws or regulations of the State of Indiana or judicial decisions construing the laws of such State.
I.    To the extent that any Operative Agreement purports to create a security interest in property in which the Company has no present rights, such security interest will attach and be enforceable only when the Company acquires rights in such property (as contemplated by Section 9-203 of the UCC). The opinions set forth in paragraph 11 below are further subject to each of the qualifications, limitations, exceptions and exclusions set forth in Article 9 of the UCC (including but not limited to (a) limitations on the continued perfection of security interests (i) in proceeds under Section 9-315 of the UCC and (ii) after five years from the date of filing the UCC Financing Statement under Section 9-515 of the UCC and (b) the rights of certain buyers or holders of property constituting Collateral to take such property free of any security interest in favor of the Security Trustee as provided in Sections 9-320, 9-321, 9-323, 9-330 and 9-331 of the UCC).
J.    We call your attention to (and, to the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinions expressed below, our opinions are qualified by) the following:

(i)
the effectiveness of any UCC financing statement filed in the State of Indiana terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 26-1-9.1-515 of the Indiana UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 26-1-9.1-515 of the Indiana UCC;

(ii)
Section 26-1-9.1-507 of the Indiana UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)
if the debtor changes its “location” as determined under Section 9-307 of the UCC, or if a “new debtor” becomes bound by the relevant security agreement under Section 9-203(d) of the UCC, certain actions (within or outside of Indiana) may be required under Section 9-316 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of Article 9 of the UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)
there exist certain limitations resulting from the operation of Section 9-315 of the UCC on the perfection of any security interest in proceeds of collateral, such that further action (within or outside of Indiana) may be necessary to maintain perfection of such interests;

(v)
under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(vi)
the filing of UCC financing statements will not result in the perfection of a security interest in (without limitation) items of collateral (such as “deposit accounts” (as defined in the UCC)) as to which perfection may be achieved only by “control” or “possession” (in the manner specified in the UCC);

(vii)
a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Section 2A-303, 9-406, 9-407 or 9-408 of the UCC, as applicable;

(viii)
under Section 8-303 of the UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto;

(ix)
we express no opinion herein as to whether the Security Trustee or any other Person may be a “holder in due course” (as defined in the UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated; and

(x)	a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the UCC.
K.    We have not made any examination of, and express no opinion with respect to (i) the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 8 and 11 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraphs 8 and 11 below, the perfection of any Lien thereon or (iv) the priority of any Lien thereon.
L.    In giving the opinion that the Company is a validly existing corporation, we have relied solely on a certificate of the Secretary of State of Indiana. In giving the opinion that the Guarantor is a validly existing corporation in good standing, we have relied solely on a certificate of the Secretary of State of Delaware.
M.    The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur, after the date hereof, which may affect the opinions expressed herein.
Based on and subject to the foregoing, we are of the opinion that:
1.    The Company is a validly existing corporation under the laws of the State of Indiana and has the corporate power and authority to perform its obligations under the Loan Agreement, the Security Agreement, the Security Agreement Supplement, and the Relevant Notes (collectively, the “Company Documents”).
2.    The Guarantor is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to perform its obligations under the Guaranty.
3.    Each of the Company Documents has been duly authorized, executed and delivered by the Company, and the Guaranty has been duly authorized, executed and delivered by the Guarantor.
4.    The execution and delivery by the Company of the Company Documents and the performance by the Company of its obligations thereunder do not (i) require approval of the Company’s shareholders, (ii) violate the Articles of Incorporation or Bylaws of the Company or (iii) violate any law or regulation applicable to the Company.

5.    The execution and delivery by the Guarantor of the Guaranty and the performance by the Guarantor of its obligations thereunder do not (i) require approval of the Guarantor’s stockholders, (ii) violate the Amended and Restated Certificate of Incorporation or Bylaws of the Guarantor or (iii) violate any law or regulation applicable to the Guarantor.
6.    Each of the Company Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, and the Guaranty constitutes the valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.
7.    Except for the matters referred to in clauses (i) through (iii) of paragraph 8 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or by the Guarantor of the Guaranty or the consummation of the transactions contemplated thereby to occur at the Relevant Closing on the date hereof.
8.    Except for (i) the filing of the FAA Application for Aircraft Registration relating to the Aircraft in the name of the Company, and the registration of the Aircraft in the name of the Company, with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), and the filing with the FAA pursuant to the FAA Regulations of the AC Form 8050-135 referred to in Section 4.2(b) of the Loan Agreement with respect to the Airframe and Engines, (ii) the filing and recordation in accordance with the Federal Aviation Code of the FAA Bill of Sale with respect to the Aircraft, the Security Agreement and Security Agreement Supplement, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Code and (iii) the filing of financing statements pursuant to the Indiana Uniform Commercial Code with respect to the security interest created under the Security Agreement in the Aircraft and the Related Collateral, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Collateral and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Code is required to perfect a security interest in the Company’s interest as owner of the Airframe and Engines or in the Aircraft Warranties or Engine Warranties relating to the Aircraft (to the extent a security interest therein is created by the Security Agreement) in favor of the Security Trustee pursuant to the Security Agreement.
9.    The Security Trustee, as secured party under the Security Agreement, will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines in connection with any case commenced by or against the Company under Chapter 11 of the Bankruptcy Code.
10.    The Company is deemed located in the State of Indiana for purposes of Section 9-307 of the New York Uniform Commercial Code.
11.    The Security Agreement, as supplemented by the Security Agreement Supplement, is effective to create a valid security interest in favor of the Security Trustee securing the Secured Obligations in all of the right, title and interest of the Company in and to the Collateral described therein in which the creation and attachment of a security interest are governed by Article 9 of the New York UCC. The UCC Financing Statement, upon its proper filing (within the meaning of Section 26-1-9.1-516(a) of the Indiana UCC) in the office of the Secretary of State of Indiana and the payment of all filing fees and other applicable charges with respect to such UCC Financing Statement, is sufficient to perfect the security interest of the Security Trustee in that portion of the Article 9 Collateral described therein to the extent that security interests in such Article 9 Collateral may be perfected by filing financing statements in the State of Indiana under Chapter 9.1 of the Indiana UCC.
This opinion is being delivered pursuant to Section 4.1(d) of the Loan Agreement. This opinion may be relied upon by you in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to or relied upon by any other Person for any purpose (except as provided in Section 9.5(b)(2)(iii) of the Loan Agreement) and except that this opinion may be furnished to (but not relied upon by) Lender’s auditors and attorneys, governmental agencies and others to the extent required by law.
Very truly yours,

SCHEDULE I
Agência Especial de Financiamento Industrial – FINAME
Wells Fargo Bank Northwest, National Association, as Security Trustee

Exhibit A-2

[Form of Opinion of Special New York Counsel for the Borrower and Guarantor for Each Subsequent Relevant Closing]
[Date]
To the Persons Listed on Schedule I Attached Hereto

Re:	Loan Financing of Embraer 175LR (Certification Designation ERJ 170-200LR) Aircraft

Ladies and Gentlemen:
We have been requested by Republic Airline Inc., an Indiana corporation (the “Company”), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by (i) the Loan Agreement (2013), dated as of [________], 2013 (the “Loan Agreement”), between the Company and Agência Especial de Financiamento Industrial–FINAME, a Brazilian Federal public company (the “Lender”), and (ii) the Aircraft Security Agreement (2013), dated as of [________], 2013 (the “Security Agreement”), between the Company and Wells Fargo Bank Northwest, National Association, a national banking association, in its capacity as Security Trustee (the “Security Trustee”). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to those terms in the Loan Agreement.
In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:
(i)    the Loan Agreement;
(ii)    the Security Agreement;

(ix)	Security Agreement Supplement No. [_], dated as of the date hereof (the “Security Agreement Supplement”), between the Company and the Security Trustee;

(x)
the Relevant Note A and the Relevant Note B, each dated the date hereof, evidencing the Relevant Loans (the “Relevant Notes”) made with respect to the Airframe and Engines identified in the Security Agreement Supplement (the “Airframe” and “Engines” and, collectively, the “Aircraft”);

(xi)	the Engine Manufacturer’s Consent and Agreement with respect to the Aircraft;

(xii)	the Manufacturer’s Acknowledgment with respect to the Aircraft; and

(xiii)	the UCC1 Financing Statement attached hereto as Annex A, with respect to the Company naming it as debtor and the Security Trustee as secured party (the “UCC Financing Statement”).

We have also examined and relied upon such other documents and such other records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. References contained herein to (x) the term “UCC” means the Uniform Commercial Code as adopted and in effect on the date hereof in the State of New York or the State of Indiana or another relevant jurisdiction, (y) the term “New York UCC” means the UCC of the State of New York as so adopted and in effect and (z) the term “Indiana UCC” means the UCC of the State of Indiana as so adopted and in effect. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:
A.    The opinions set forth below are limited to the Business Corporation Law of the State of Indiana, Chapter 9.1 of the Indiana UCC (subject to the qualifications set forth in paragraph H below)the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Federal Aviation Code (except as expressly provided in paragraph 6 below), the Cape Town Treaty or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment financed by the Company under the Loan Agreement. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Agreement.
B.    The opinions set forth in paragraph 4 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Security Agreement are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of that agreement and does not, in our opinion, make the remedies provided in that agreement, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for severability of the provisions of an Operative Agreement or (ii) Section 9.13 of the Loan Agreement or any similar provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys’ fees.
C.    To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinion dated the date hereof of Daugherty, Fowler, Peregrin, Haught & Jenson, P.C. being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinion.
D.    We have assumed (except as expressly set forth in our opinions below with respect to the Company) the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties was duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument or laws applicable to it, that value has been given by Lender to the Company under the Loan Agreement at the Relevant Closing on the date hereof and that the Company had as of the Relevant Closing rights in the Aircraft and the Related Collateral.
E.    We have assumed that the Company holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.
F.    We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.
G.    We express no opinion as to any provision in any Operative Agreement that is contrary to the mandatory portions of Part 6 of Article 9 of, or Sections 9-401, 9-406, 9-407 or 9-408 of, the New York UCC.

H.    With respect to our opinion in paragraph 9 below, to the extent our opinion is not governed by the laws of the State of New York, our opinion is based solely on a review of Chapter 9.1 of the Indiana UCC. Our opinions herein with respect to Chapter 9.1 of the Indiana UCC are limited to the official statutory text thereof as set forth in the CCH Secured Transactions Guide (updated through [__________], 2013) and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Indiana, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Indiana that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Indiana. Accordingly, we caution you that the opinion in paragraph 9 below could be materially affected by other statutes, laws or regulations of the State of Indiana or judicial decisions construing the laws of such State.
I.    To the extent that any Operative Agreement purports to create a security interest in property in which the Company has no present rights, such security interest will attach and be enforceable only when the Company acquires rights in such property (as contemplated by Section 9-203 of the UCC). The opinions set forth in paragraph 9 below are further subject to each of the qualifications, limitations, exceptions and exclusions set forth in Article 9 of the UCC (including but not limited to (a) limitations on the continued perfection of security interests (i) in proceeds under Section 9-315 of the UCC and (ii) after five years from the date of filing the UCC Financing Statement under Section 9-515 of the UCC and (b) the rights of certain buyers or holders of property constituting Collateral to take such property free of any security interest in favor of the Security Trustee as provided in Sections 9-320, 9-321, 9-323, 9-330 and 9-331 of the UCC).
J.    We call your attention to (and, to the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinions expressed below, our opinions are qualified by) the following:

(i)
the effectiveness of any UCC financing statement filed in the State of Indiana terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 26-1-9.1-515 of the Indiana UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 26-1-9.1-515 of the Indiana UCC;

(ii)
Section 26-1-9.1-507 of the Indiana UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)	if the debtor changes its “location” as determined under Section 9-307 of the UCC, or if a “new debtor” becomes bound by the relevant security agreement under Section 9-203(d) of the UCC, certain actions (within or outside of Indiana) may be required under Section 9-316 of the UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of Article 9 of the UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)
there exist certain limitations resulting from the operation of Section 9-315 of the UCC on the perfection of any security interest in proceeds of collateral, such that further action (within or outside of Indiana) may be necessary to maintain perfection of such interests;

(v)
under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(vi)
the filing of UCC financing statements will not result in the perfection of a security interest in (without limitation) items of collateral (such as “deposit accounts” (as defined in the UCC)) as to which perfection may be achieved only by “control” or “possession” (in the manner specified in the UCC);

(vii)
a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Section 2A-303, 9-406, 9-407 or 9-408 of the UCC, as applicable;

(viii)
under Section 8-303 of the UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto;

(ix)
we express no opinion herein as to whether the Security Trustee or any other Person may be a “holder in due course” (as defined in the UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated; and

(x)	a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the UCC.
K.    We have not made any examination of, and express no opinion with respect to (i) the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 6 and 9 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraphs 6 and 9 below, the perfection of any Lien thereon or (iv) the priority of any Lien thereon.
L.    In giving the opinion that the Company is a validly existing corporation, we have relied solely on a certificate of the Secretary of State of Indiana.
M.    The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur, after the date hereof, which may affect the opinions expressed herein.
Based on and subject to the foregoing, we are of the opinion that:
1.    The Company is a validly existing corporation under the laws of the State of Indiana and has the corporate power and authority to perform its obligations under the Security Agreement Supplement and the Relevant Notes (collectively, the “Company Documents”).
2.    Each of the Company Documents has been duly authorized, executed and delivered by the Company.
3.    The execution and delivery by the Company of the Company Documents and the performance by the Company of its obligations thereunder do not (i) require approval of the Company’s shareholders, (ii) violate the Articles of Incorporation or Bylaws of the Company or (iii) violate any law or regulation applicable to the Company.
4.    Each of the Company Documents constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.
5.    Except for the matters referred to in clauses (i) through (iii) of paragraph 6 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Relevant Closing on the date hereof.
6.    Except for (i) the filing of the FAA Application for Aircraft Registration relating to the Aircraft in the name of the Company, and the registration of the Aircraft in the name of the Company, with the FAA pursuant to the Federal Aviation Code (and the periodic renewal of such registration with the FAA prior to its expiration), and the filing with the FAA pursuant to the FAA Regulations of the AC Form 8050-135 referred to in Section 4.2(b) of the Loan Agreement with respect to the Airframe and Engines, (ii) the filing and recordation in accordance with the Federal Aviation Code of the FAA Bill of Sale with respect to the Aircraft, the Security Agreement and Security Agreement Supplement, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Code and (iii) the filing of financing statements pursuant to the Indiana

Uniform Commercial Code with respect to the security interest created under the Security Agreement in the Aircraft and the Related Collateral, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Aircraft and the Related Collateral and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Code is required to perfect a security interest in the Company’s interest as owner of the Airframe and Engines or in the Aircraft Warranties or Engine Warranties relating to the Aircraft (to the extent a security interest therein is created by the Security Agreement) in favor of the Security Trustee pursuant to the Security Agreement.
7.    The Security Trustee, as secured party under the Security Agreement, will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines in connection with any case commenced by or against the Company under Chapter 11 of the Bankruptcy Code.
8.    The Company is deemed located in the State of Indiana for purposes of Section 9-307 of the New York Uniform Commercial Code.
9.    The Security Agreement, as supplemented by the Security Agreement Supplement, is effective to create a valid security interest in favor of the Security Trustee securing the Secured Obligations in all of the right, title and interest of the Company in and to the Aircraft and the Related Collateral described therein in which the creation and attachment of a security interest are governed by Article 9 of the New York UCC. The UCC Financing Statement, upon its proper filing (within the meaning of Section 26-1-9.1-516(a) of the Indiana UCC) in the office of the Secretary of State of Indiana and the payment of all filing fees and other applicable charges with respect to such UCC Financing Statement, is sufficient to perfect the security interest of the Security Trustee in that portion of the Article 9 Collateral described therein to the extent that security interests in such Article 9 Collateral may be perfected by filing financing statements in the State of Indiana under Chapter 9.1 of the Indiana UCC.
This opinion is being delivered pursuant to Section 4.2(d)(i) of the Loan Agreement. This opinion may be relied upon by you in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to or relied upon by any other Person for any purpose (except as provided in Section 9.5(b)(2)(iii) of the Loan Agreement and except that this opinion may be furnished to (but not relied upon by) Lender’s auditors and attorneys, governmental agencies and others to the extent required by law).
Very truly yours,

SCHEDULE I
Agência Especial de Financiamento Industrial – FINAME
Wells Fargo Bank Northwest, National Association, as Security Trustee

Exhibit B
to Loan Agreement (2013)

[See attached]

(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
____ ,201_

To the Parties Named on
Schedule 1 attached hereto

RE: One (1) Embraer model ERJ 170-200LR (shown on the IR as EMBRAER model ERJ
170-200) aircraft bearing manufacturer's serial number ______ and U.S. Registration
No. N_____ (the "Airframe") and two (2) General Electric model CF34-8ES (shown on the IR as GE model CF34-8E) aircraft engines bearing manufacturer's serial numbers _______and_______ (the "Engines")

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the "IR") created pursuant to, and according to the provisions of, the Convention on International Interests in
Mobile Equipment (the "Convention"), the Protocol to the Convention on International
Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Protocol"),
both signed in Cape Town, South Africa on November 16, 2001, together with the
Regulations for the International Registry (the "Regulations"), the International Registry
Procedures (the "Procedures"), and all other rules, amendments, supplements, and revisions thereto (collectively the "CIT"), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the "FAA") under the requirements ofTit1e 49 of the United States Code (the "Transportation Code").

Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT.

This opinion is issued pursuant to clause (ii) of Section 4.2(d) of the Loan
Agreement (2013) dated as of __________ ___,2013, between Republic Airline Inc. and Agêncìa
Especial de Financiamento Industrial - FINAME.

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

On _,201_, we examined and filed with the FAA the following
described instruments at the respective times listed below:

(a)     AC Form 8050-2 Aircraft Bill of Sale dated _______ __,201_ (the "FAA
Bill of Sale") by Embraer, as seller, conveying title to the Airframe to Republic
Airline Inc. (the "Company"), as purchaser, which FAA Bill of Sale was filed at _____ _. .m., C.D.T.;

(b)     AC Form 8050-1 Aircraft Registration Application dated _______ __ ,201_
(the "Aircraft Registration Application") by the Company, as applicant, with respect to the Airframe, which Aircraft Registration Application was filed at
_____ _.m., C.D.T.;

(c)     Aircraft Security Agreement (201_) dated as of _____ __,201_ between the Company, as borrower, and Wells Fargo Bank Northwest, National
Association, as security trustee (the "Security Trustee"), with Security
Agreement Supplement No. 1 dated _____ __, 201_ between the
Company, as borrower, and the Security Trustee, with respect to the Airframe and the Engines, attached thereto (collectively, the "Security Agreement"), which Security Agreement was filed at _____ __.m., C.D.T.; and,

(d)     Irrevocable De-registration and Export Request Authorization dated ___ _
_ , 201_ (the "IDERA") by the Company in favor of the Security Trustee, which IDERA was filed at .m., C.D.T.

We have also examined a copy of the Warranty Bill of Sale dated ____
_ , 201_ (the "Warranty Bill of Sale") from Embraer, as seller, conveying title to the
Airframe and the Engines to the Company, as purchaser.

The interest created by the FAA Bill of Sale and the Warranty Bill of Sale is
referred to herein as the "CTT Sale". The interest created by the Security Agreement is referred to herein as the "CTT Security Interest". The CTT Sale and the CTT Security
Interest are referred to herein collectively as the "CTT Interests".

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:

1.     the Airframe and the Engines constitute Aircraft Objects based upon the Interim
Updatable List of Eligible Aircraft Objects compiled by the FAA;

2.     the Aircraft Registration Application and the IDERA are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the
Transportation Code;

3.     the FAA Bill of Sale and the Security Agreement are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

4.     the Airframe is eligible for registration by the FAA for purposes of the
Transportation Code in the name of the Company and the filing with the FAA of the FAA Bill of Sale and the Aircraft Registration Application will cause the
FAA to register the Airframe. in due course, in the name of the Company, at which time the FAA will issue an AC Form 8050-3 Certificate of Aircraft
Registration in the name of the Company. pursuant to and in accordance with the Transportation Code;

5.     the owner of the Airframe for registration purposes at the FAA is the Company and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Security Agreement;

6.     the Security Agreement creates a duly perfected first priority security interest, in favor of the Security Trustee, pursuant to the Transportation Code, in the
Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the
United States;

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

7.     based upon the Priority Search Certificates dated the Company _,201_
obtained from the JR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)     the Airframe and the Engines are subject only the CTT Security interest;

(b)     the CTT Security interest has been duly registered on the TR and constitutes a first priority International Interest in the Airframe and the
Engines; and,

(c)     the CTT Sale has been duly registered on the [R and constitutes a Sale with respect to the Airframe and the Engines;

8.     the CTT Interests are entitled to the priorities, protections and benefits of the
CTT, subject to the statements on Exhibit A attached hereto;

9.     no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)     maintain the registration of the Airframe in the name of the Company, subject to compliance with the provisions of Title 14, Sect ion 47.40 of the Code of Federal Regulations relating to re·registration and renewal of the registration of the Airframe; and,

(b)    maintain the lien and priority of the Security Agreement, with respect to the Airframe and the Engines;

10.     the IDERA is in the form required by the CTT and the FAA; and,

11.    no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Security Agreement or the lDERA, except for such filings as are referred to above.

To the Parties Named on
Schedule 1 attached hereto
_____ __,201_

In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

Robert M. Peregrin
For the Firm
RMP\ms

SCHEDULE 1

Wells Fargo Bank Northwest, National Association, as security trustee

Republic Airline Inc.

Agêncìa Especial de Financiamento lndustrial-FINAME

SCHEDULE 2

[the Priority Search Certificates attached hereto]

EXHIBIT A

Assumptions and Limitations

In rendering the foregoing opinion we have assumed that:

(i)     the records maintained by the FAA are accurate in all respects;

(ii)     the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)     the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iv)     at the time each of the Warranty Bill of Sale, the FAA Bill of Sale and the
Security Agreement was concluded) the Debtor was situated, pursuant to the
CTT, in the United States;

(v)     the necessary parties under each of the Warranty Bill of Sale, the FAA Bill of
Sale and the Security Agreement have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vi)     each of the CTT Interests is effective under applicable local law to constitute an International Interest or a Sale subject to the CTT and registration on the IR;

(vii)     all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(viii)     all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(ix)     in rendering this opinion, we have assumed that:

(a)     the Company qualifies as a "citizen of the United States" as defined in the Transportation Code;

(b)     the instruments described above are valid and enforceable under applicable local law; and,

(c)     there are no documents with respect to the Airframe and the Engines which have been filed for recordation with the FAA under the FAA's recording system but which have not yet been listed in the available records of such system as having been so filed;

(x)     there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xi)     the information contained in the IDERA is accurate in all respects and has not been altered or revoked since the date of the IDERA;

(xii)     the Airframe is not registered under the civil aircraft registry of any other country;

(xiii)     the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

(xiv)     the Airframe and the Engines have been accurately described, as applicable, by manufacturer's name, model and serial number by the parties in each of the
Warranty Bill of Sale, the FAA Bill of Sale and the Security Agreement; and,

(xv)     the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by VNIDROIT as the
Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.

In addition, our opinion is subject to the following limitations:

(i)     a search on the IR pursuant to the CIT requires that the searching party enter the exact manufacturer, model or serial number of an airframe or engine being searched using the appropriate drop-down boxes, where available, and if a registration has been made on the IR against the Airframe and the Engines which describes the Airframe and the Engines differently (i.e. any space, comma, dash, added number or character, missing number or character, or any other discrepancy whatsoever in the description of the manufacturer, model or serial number) the Priority Search Certificates will produce an inaccurate search result; accordingly, there may be registrations on the JR against the Airframe and the Engines which are not reflected on the Priority Search Certificates and which may have priority over subsequent registrations on the IR or filings with the FAA;

(ii)     the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(iii)     as to matters of United States Citizenship as defined in the Transportation
Code, the undersigned has relied upon representations made in the Aircraft
Registration Application;

(iv)     because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(v)     in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing , indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(vi)     no opinion is expressed herein as to laws other than the CTT and the
Transportation Code;

(vii)    this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United
States Registration;

(viii)     the Security Agreement was filed with the FAA with certain information intentionally omitted from the FAA filing counterpart as containing confidential or proprietary information and we have relied upon the opinion of John H.
Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994
(Federal Register Volume 59, Number I 82/September 21, 1994) and the current practices of the FAA with respect to the eligibility of the Security Agreement for recordation with the confidential omissions; and,

(ix)     since our examination was limited to records maintained by the FAA and the
IR, our opinion:

(a)     in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §441 08(a);

(b)     in respect of rights derived from FAA filings or registrations with the
JR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a)
of Title 29 of the United States Code, liens arising under 49 U.S.c.
§46304 and certain artisan's liens;

(c)     does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(d)     does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

Exhibit C
to Loan Agreement (2013)

[See attached]

[ ], 201[ ]
To Agência Especial de Financiamento Industrial – FINAME
Avenida República do Chile, nº 100
Centro – Rio de Janeiro – RJ
Brazil

Republic Airline Inc.

Ladies and Gentlemen:

We have acted as your special New York counsel in connection with the preparation, execution and delivery of the Loan Agreement (2013), dated as of July 2, 2013 (the
“Loan Agreement”), between Republic Airline Inc. (the “Company”) and you. This opinion is furnished to you pursuant to Section 4.2(d)(ii) of the Loan Agreement. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

In that connection, we have reviewed originals or copies of the following documents:

(a)     The Funding Agreement;

(b)     The Loan Agreement;

(c)     The Security Agreement;

(d)     Security Agreement Supplement, dated [ ], 201[ ], between the
Company and the Security Trustee;

(e)     The Relevant Notes A executed and delivered on the date hereof (the
“Relevant Note A”); and

(f)     The Relevant Notes B executed and delivered on the date hereof (the
“Relevant Note B”).

The documents described in the foregoing clauses (a) through (f) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed originals or copies of such other agreements and documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the Opinion Documents and other documents, we have assumed:

(A)     The genuineness of all signatures.

(B)     The authenticity of the originals of the documents submitted to us.

(C)     The conformity to authentic originals of any documents submitted to us as copies.

(D)     As to matters of fact, the truthfulness as of the date thereof and hereof of the representations made in the Funding Agreement and the other Opinion Documents.

(E)     That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(F)     That:

(1)     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(2)     The Company has full power to execute, deliver and perform, and has duly executed and delivered, the Opinion Documents to which it is a party.

(3)     The execution, delivery and performance by the Company of the
Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)     contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)     except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)     result in any conflict with or breach of any agreement or
document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)     Except with respect to Generally Applicable Law, no
authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any
Opinion Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(G)     The terms of each of the Funding Agreement, the Loan Agreement and the
Security Agreement have not been amended, modified, or waived, nor varied by course of dealing following the execution and delivery thereof.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of
America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the
Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally
Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.     The execution and delivery by the Company of each Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, result in a violation of Generally Applicable Law.

2.     No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any
Opinion Document to which it is a party or the exercise of rights or remedies by the other parties under any Opinion Document.

3.     Each Opinion Document is the legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms.
Our opinions expressed above are subject to the following qualifications:

(a)     Our opinion in paragraph 3 is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’
rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) possible judicial action giving effect to governmental actions of foreign laws affecting creditors’ rights.

(b)     Our opinion in paragraph 3 is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)     Our opinion in paragraph 3 is subject to the qualification that certain of the provisions of the Opinion Documents may be further limited or rendered unenforceable by applicable law, but in our opinion such law does not make the remedies afforded by the Opinion Documents inadequate for the practical realization of the principal benefits purported to be provided thereby.

(d)     We express no opinion with respect to Section 9.18 of the Loan
Agreement to the extent that such Section permits set off to be made without notice.

(e)    We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the
Opinion Documents to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm, violations of securities laws or acts of gross negligence or willful misconduct.

(f) We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

(g) We express no opinion with respect to the enforceability of any right to liquidated damages, or an amount that would be considered liquidated damages, under any of the Opinion Documents.

(h) We express no opinion with respect to any provision of any Opinion
Document that restricts the ability of any person to assign any right to payment, or other right, under such Opinion Document.

(i) We express no opinion with respect to any provision in any Opinion
Document to the extent that such provision (i) contains a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States,
(ii) implies that a federal court of the United States has subject matter jurisdiction, or (iii)
purports to grant any court exclusive jurisdiction.

(j) Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

WY / JG / DAD
RHR

Exhibit D
to Loan Agreement (2013)

[See attached]

July ____, 2013.

To the Addressees Named on Schedule A hereto:

Ref: Delivery of One (1) Embraer Model ERJ 170-200 LR aircraft with MSN 17000363 and initially bearing United States Federal Aviation Administration Registration No. N401YX
and Two General Electric CF34-8E5 Engines (collectively, the “Aircraft”) to Republic
Airline Inc. ("Buyer”)

Ladies and Gentlemen,

I am the Executive Vice President, General Counsel of Embraer S.A., a company organized under the laws of Brazil (the “Company”), and have acted as such in connection with the following documents:

1.     Warranty Bill of Sale, dated July __, 2013 made by the Company in favor of Buyer with respect to the Aircraft (the “Bill of Sale”);
2.     Certificate of Purchase Price, dated July __, 2013, made by the
Company with respect to the Aircraft;
3.     Manufacturer Acknowledgment (MSN 17000363 / N401YX), dated as of July __, 2013, executed by the Company with respect to the Aircraft Warranties, as defined therein;

The documents referred to in items 1 through 3 above (except for the Aircraft
Warranties themselves) are referred to herein collectively as the “Transaction Documents”
and, individually, as a “Transaction Document”.

In connection with my actions as General Counsel, I have examined the
Transaction Documents, or lawyers retained by the Company have reviewed the
Transaction Documents, having examined and relied upon the representations and warranties as to factual matters contained therein or made thereto and upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based upon the foregoing and such additional investigations as I have deemed appropriate as a basis for the opinion expressed below, I am of the following opinions:

1.     The Company is a company duly organized, validly existing and registered under the laws of Brazil. The Company has the corporate power and authority to enter into and perform its obligations under the Transaction
Documents.

2.     The execution, delivery and performance by the Company of the Transaction
Documents executed by the Company has been duly authorized by all necessary corporate action on the part of the Company and does not require any approval or consent of (a) stockholders of the Company, (b) Board of
Directors of the Company, (c) any trustee or holder of any indebtedness or obligations of the Company known to me, or (d) any Brazilian Government
Entity, other than any thereof which has been duly obtained. Each of the
Transaction Documents executed by the Company has been duly executed and delivered by the Company. Neither the execution, delivery, or performance of the Transaction Documents by the Company nor the
consummation of the transactions contemplated thereby, nor the compliance by the Company with any of the terms and provisions of the Transaction
Documents will (a) contravene any judgment or order known to me to be applicable to or binding on the Company, (b) contravene the organizational documents or the by-laws of the Company, (c) violate any Brazilian law, governmental rule or regulation applicable to or binding on the Company, or
(d) violate or constitute any default (other than with respect to ministerial or immaterial matters) under, or result in the creation of any lien (other than permitted liens) upon the Aircraft under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is or may be bound or affected.

3.     The choice of New York law to govern the validity, construction and performance of the Bill of Sale and the Manufacturer Acknowledgment
should be upheld as a valid choice of law in any action on the Bill of Sale and the Manufacturer Acknowledgment in the courts of Brazil, except with respect to any provision of New York law that is construed to offend Brazilian national sovereignty, public order or morality, in conformity with Article 17 of the Introductory Rules to Brazilian Law. The choice of New York law, per se, does not offend the Brazilian national sovereignty, public order or morality.

4.     The Transaction Documents are in proper legal form under the laws of Brazil for the enforcement thereof against the Company, provided that, in order to be admissible in evidence before any Brazilian court or tribunal, the
Transaction Documents must be translated into Portuguese by a certified
Brazilian public translator and registered, together with a certified translation thereof, at a Registry of Titles and Documents in Brazil (subject to payment of the respective translation and registration fees and to all formalities that may be required by such Registry for the purpose of carrying out that registration, which may require the payment of additional fees, including the notarization of each signature in each Transaction Document by an appropriate notary public and, with respect to each notarization effected in a foreign country, the authentication thereof by the applicable Brazilian consular office in such country, except when such authentication is waived due to the existence of a specific treaty between Brazil and the relevant jurisdiction).

5.     There are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of Brazil in effect on the date of this opinion could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Transaction Documents, except as provided in section 4 hereof.

6.     Except as provided in section 4 above, it is not necessary or advisable under the laws of Brazil that any of the Transaction Documents or any document relating thereto be registered or recorded in any public office or elsewhere in
Brazil in order to ensure the validity, effectiveness or enforceability of any of the Transaction Documents.

7.     A judgment obtained in a foreign court will be enforced in the courts of Brazil without any re-examination of the merits but for any issues, facts or circumstances associated or connected with service of process and the foreign court’s personal jurisdiction over the parties in the litigation which resulted in the judgment, after such judgment is ratified by the Brazilian
Superior Court of Justice. A foreign judgment will be ratified by the Brazilian
Superior Court of Justice, if it meets the following conditions: (i) it must comply with all formalities necessary for its enforcement under the laws of the place where it was rendered, (ii) it must have been given by a competent court after proper service of process on the parties, which service of process if made in Brazil must comply with Brazilian law, or after sufficient evidence of the parties’ absence has been given, as established pursuant to applicable law, (iii) it is not subject to appeal in the place where such judgment was issued, (iv) it does not offend Brazilian national sovereignty, public policy or morality, and (v) it is duly authenticated by the competent Brazilian consulate and is accompanied by a translation thereof into Portuguese, made by a certified translator.

8.     The Company is subject to civil and commercial law with respect to its obligations under the Transaction Documents and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of Brazil in proceedings against the Company in respect of any obligations under the
Transaction Documents, which obligations constitute private and commercial acts rather than governmental or public acts.

9.     A judgment of a court in Brazil may be expressed in a currency other than
Brazilian currency. However any judgment payable in Brazil must be paid in
Brazilian currency. In addition, the remittance of payments in foreign currency by the Company of any amounts that may become due under any of the Transaction Documents may require prior approval by the Central
Bank of Brazil.

10.     None of the parties to the Transaction Documents (other than the Company)
is or will be deemed to be resident, domiciled or carrying on business in
Brazil by reason only of the execution, delivery, performance or enforcement of the Transaction Documents to which any of them is a party.

11.     On the delivery date of the Aircraft, good title to the Aircraft was conveyed by the Company to Buyer, free and clear of all liens.

11.     Certain payments that the Company may be required to make under the
Transaction Documents may be subject to withholding tax in Brazil.

[SIGNATURE PAGE FOLLOWS]

This opinion is furnished by me to you and is solely for your benefit and no other person or entity shall be entitled to rely on this opinion without my express written consent.

My opinion is limited to the laws of Brazil.

Very truly yours,

TERENA PENTEADO RODRIGUES
Executive Vice President,
General Counsel

Schedule A

Addressees:

Republic Airline Inc.

Agência Especial de Financiamento Industrial – FINAME

Exhibit E
to Loan Agreement (2013)

[See attached]

WELLS-51023

July __, 2013

To Each of the Persons Listed
on Schedule A Attached Hereto

Re:     Republic Airline Inc./FINAME Loan Agreement (2013)

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo Bank Northwest,
National Association, a national banking association (“Wells Fargo”), not in its individual capacity, but solely as Security Trustee (the “Security
Trustee”) under the Aircraft Security Agreement (2013) dated as of July
2, 2013 (the “Security Agreement”), between Republic Airline Inc. as
Borrower (“Borrower”) and Security Trustee, in connection with the execution and delivery by the Security Trustee of: (1) the Security
Agreement; and (2) the other Operative Agreements to which the Security
Trustee is a party (the documents set forth in (1) and (2) above are collectively referred to as the “Transaction Documents”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement dated as of July 2, 2013 among the Borrower and Agência Especial de Financiamento Industrial –
FINAME as Lender.

We have examined originals or copies, certified or otherwise identified to our satisfaction of, the Transaction Documents and such other documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

1.     Wells Fargo is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Transaction
Documents and to perform its obligations thereunder.

2.     The execution and delivery by Wells Fargo or the Security Trustee, as the case may be, of the Transaction Documents, the consummation by the
Security Trustee of the transactions contemplated thereby and compliance by the
Security Trustee with the terms thereof (i) have been duly authorized by all necessary corporate action on the part of the Security Trustee, (ii) do not contravene, or result in a breach of or constitute any default under its charter documents or by-laws or the provisions of any indenture, mortgage, contract or other agreement, in each case known to us, to which it is a party or by which it is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States or the State of Utah, or any order or judgment known to us and applicable to or binding on the Security
Trustee.

3.     The Transaction Documents to which Wells Fargo or the Security
Trustee, as the case may be, is a party have been duly authorized, executed and delivered by Wells Fargo or the Security Trustee, as the case may be, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of Wells Fargo or the Security Trustee, as the case may be, enforceable against Wells Fargo or the Security Trustee, as the case may be, in accordance with their respective terms, and if such documents were stated by be governed by and construed in accordance with the law of the
State of Utah, or if a court were to apply the law of the State of Utah to such documents, is the legal, valid and binding obligation of the Security Trustee, in its individual capacity or as Security Trustee, as the case may be, enforceable against the Security Trustee, in its individual capacity or as Security Trustee, as the case may be, in accordance with its terms.

4.     There are no applicable fees, taxes, or other charges except taxes imposed on fees payable to the Security Trustee, required to be paid under the laws of Salt Lake City or the State of Utah in connection with the execution, delivery or performance of the Transaction Documents to which the Indenture
Trustee is a party solely because the Security Trustee performs certain of its obligations under the Transaction Documents to which the Security Trustee is a party in Salt Lake City or the State of Utah.

5.     To our knowledge, there are no pending or threatened actions or proceedings against or affecting Wells Fargo or the Security Trustee, as the case may be, before any court, governmental authority or administrative agency which, if adversely determined, could materially adversely affect the right, power or ability, either in its individual capacity or as Security Trustee, or both, as the case may be, to enter into or perform its obligations under the Transaction
Documents to which it is a party.

6.     Neither the execution and delivery by the Security Trustee and, where appropriate, by Wells Fargo, or both, as the case may be, of the
Transaction Documents nor the consummation of any of the transactions by the
Security Trustee, by Wells Fargo in its individual capacity, or both, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing Federal laws governing the banking and trust powers of Wells Fargo, or the State of Utah (except for filings pursuant to the Uniform Commercial Code, and except for compliance with requirements of Title 49 of the United States Code Annotated, sometimes referred to as the Transportation Act, as to which we express no opinion).

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.     The foregoing opinions are limited to the laws of the State of
Utah and the federal laws of the United States of America governing the banking and trust powers of Wells Fargo. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities
Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended; (ii) Title 49 of the United States Code Annotated, sometimes referred to as the Transportation Act, which was enacted in substitution of the Federal Aviation Act of 1986 and the regulations promulgated pursuant thereto, as amended from time to time and any similar law of the
United States enacted in substitution or replacement thereof (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of Wells Fargo), (iii) the Convention on International Interests in
Mobile Equipment (sometimes referred to as the Cape Town Convention),
(iv) the Federal Communications Act of 1934, as amended, (v) federal or state pension or employee benefit laws and regulations, or (vi) state securities or blue sky laws.

B.     Insofar as the foregoing opinions relate to the legality,
validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of the state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.

C.     The foregoing opinions regarding enforceability and
perfection are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, and
(ii) general principles of equity and public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

D.     As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than Wells Fargo or the Security Trustee, and is enforceable against each such party in accordance with their respective terms.

E.     We have assumed that all signatures, other than those of the
Security Trustee or Wells Fargo, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

F.     We do not purport to be experts in, have not made an
investigation of and express no opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

G.     We have made no investigation of, and express no opinion
concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

H.     We have assumed that the Transaction Documents and the
transactions contemplated thereby are not within the prohibitions of
Section 406 of the Employee Retirement Income Security Act of 1974.

I.     In addition to any other limitation by operation of law upon the scope, meaning or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may effect the legal analysis, a legal conclusion or any information contained herein.

[Rest of this page left intentionally blank]

J.     The opinions expressed in this letter are solely for the use of the parties to which it is addressed in matters directly related to the
Transaction Documents and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

Very truly yours,
RAY QUINNEY & NEBEKER P.C.

M. John Ashton

SCHEDULE A

Wells Fargo Bank Northwest, National Association

Agência Especial de Financiamento Industrial – FINAME

Republic Airline Inc.

Exhibit F

IRREVOCABLE DE-REGISTRATION
AND EXPORT REQUEST AUTHORIZATION

THIS IDERA IS LINKED TO AND PART OF THAT CERTAIN AIRCRAFT SECURITY AGREEMENT DATED _______ __, 20__, BY AND BETWEEN _______ AND ______________, WHICH IS BEING FILED WITH THE FEDERAL AVIATION ADMINISTRATION CONTEMPORANEOUSLY HEREWITH _______ __, 20__

To:	Federal Aviation Administration

Re:	Irrevocable De-Registration and Export Request Authorisation

The undersigned is the registered owner of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturers serial number [insert manufacturer's serial number] and registration [number] [mark] [insert registration number/mark] (together with all installed, incorporated or attached accessories, parts and equipment, the "aircraft").

This instrument is an irrevocable de-registration and export request authorisation issued by the undersigned in favour of [insert name of creditor] ("the authorised party") under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the authorised party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the Aircraft from the aircraft register maintained by the Federal Aviation Administration for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the Aircraft from the United States of America; and

(ii)
confirmation that the authorised party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the authorised party with a view to the speedy completion of such action.

The rights in favour of the authorised party established by this instrument may not be revoked by the undersigned without the written consent of the authorised party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the Aircraft Register maintained by the Federal Aviation Administration

[insert name of owner]
_________________________

By: [insert name of signatory]
Its: [insert title of signatory]

Dated this __ day of __________, 20__.